                       SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004

                                ----------------

                                    FORM 8-K/A



                                 CURRENT REPORT

                                ----------------


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) November 15, 1999




                         Global Crossing Holdings Ltd.
             (Exact name of registrant as specified in its charter)



        Bermuda                        333-61457                98-0186828
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)

  Wessex House, 45 Reid Street                                      HM12
       Hamilton, Bermuda                                         (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code (441) 296-8600

Item 2.  Acquisition or Disposition of Assets.

     On November 24, 1999, Global Crossing Ltd., a Bermuda company ("Global Crossing"), completed its acquisition of Racal Telecom, a group of wholly owned subsidiaries of Racal Electronics plc. A copy of the Sale Agreement, dated October 10, 1999, among Controls and Communications Limited, The Racal Corporation, Racal Electronics plc and Global Crossing is incorporated by reference herein to Exhibit 10.31 to Global Crossing's Registration Statement on Form S-4 filed on January 11, 2000.

Item 5.  Other Events.

     On November 15, 1999, Global Crossing announced its agreement to establish a joint venture with Hutchison Whampoa Limited to pursue fixed-line telecommunications and Internet opportunities in Hong Kong. The Subscription and Sale and Purchase Agreement, dated November 15, 1999, among Hutchison Whampoa Limited, Hutchison Telecommunications Limited, Global Crossing and HCL Holdings Limited is incorporated by reference herein to Exhibit 10.33 to Global Crossing's Registration Statement on Form S-4 filed on January 11, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Combined financial statements of Racal Telecom for each of the three years ended March 31, 1999

         (b) Combined financial statements of HCL Holdings Limited and subsidiaries for each of the three years ended December 31, 1998

         (c) Combined financial statements of HCL Holdings Limited and subsidiaries for the nine months ended September 30, 1999 and 1998

         (d) Pro forma Global Crossing financial information for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999

           Combined Financial Information Relating to Racal Telecom

               For each of the three years ended March 31, 1999

Report of the Independent Chartered Accountants


To the Directors of Racal Telecommunications Limited, Racal Telecommunications Networks Limited, Racal Internet Services Limited and Racal Telecommunications Inc (collectively "Racal Telecom").

We have audited the accompanying combined balance sheets of Racal Telecom at 31 March 1999 and 31 March 1998, and the related combined profit and loss accounts and combined cash flow statements for each of the three years ended 31 March 1999 all expressed in pounds sterling and prepared on the basis set out in note 1 to the combined financial information. The combined financial information is the responsibility of the directors of Racal Telecom. Our responsibility is to express an opinion on the combined financial information based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom, which are substantially consistent with those of the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial information is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial information. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial information presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial information referred to above present fairly, in all material respects, the combined financial position of Racal Telecom at 31 March 1999 and 31 March 1998, and the combined results of their operations and their combined cash flows for each of the three years ended 31 March 1999, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States would have affected combined net income/(loss) for each of the two years ended 31 March 1999 and combined equity shareholders' funds at 31 March 1999 and 31 March 1998, to the extent summarised in Note 32 to the combined financial information.

/s/ Deloitte & Touche

Deloitte & Touche

Chartered Accountants

London

England

8 October 1999

2 December as to note 5.

17 December 1999 as to notes 29, 30, 31 and 32.

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION



COMBINED PROFIT AND LOSS ACCOUNT
For the three years ended 31 March 1999

                                                                             Year ended   Year ended    Year ended
                                                                               31 March     31 March      31 March
                                                                     Note          1997         1998          1999
                                                                               (pound)m     (pound)m      (pound)m
Turnover                                                                3        260.0         273.0        295.8
Share of turnover in joint ventures                                                -             -            0.4
                                                                               -------       -------      -------
Total turnover                                                                   260.0         273.0        296.2
                                                                               -------       -------      -------

Operating profit                                                        4         42.0          38.3         11.2
Share of operating loss in joint ventures                                          -             -           (0.2)
                                                                               -------       -------      -------
Total operating profit                                                            42.0          38.3         11.0

Cost of fundamental reorganisation                                      5          -             -           (9.8)
                                                                               -------       -------      -------
Trading profit                                                                    42.0          38.3          1.2

Gain on disposal of fixed asset investment                             10          -             -            0.2

Net interest payable                                                    6        (15.2)        (15.1)       (21.6)
                                                                               -------       -------      -------
Profit/(loss) on ordinary activities before taxation                              26.8          23.2        (20.2)

Tax (charge)/credit on profit/(loss) on ordinary activities             8         (2.6)         (0.5)         2.4
                                                                               -------       -------      -------
Retained profit/(loss) on ordinary activities after taxation                      24.2          22.7        (17.8)
                                                                               =======       =======      =======


All results are derived from continuing operations.

There were no recognised gains or losses other than the profit/(loss) for any year shown.

                  RACAL TELECOM COMBINED FINANCIAL INFORMATION



COMBINED BALANCE SHEETS
31 March 1998 and 31 March 1999

                                                                       31 March     31 March
                                                              Note         1998         1999
                                                                       (pound)m     (pound)m
Fixed assets
Tangible fixed assets                                          9          268.6        283.3

Investments:
  Joint venture:  share of gross assets                                     0.2         13.7
                  share of gross liabilities                                 -         (12.1)
                                                                       --------      -------
                                                              10            0.2          1.6

  Other                                                       10            0.8          -
                                                                       --------      -------
                                                                          269.6        284.9
                                                                       --------      -------

Current assets
Stocks                                                        11            6.9          7.7
Debtors due within one year                                   12           79.1        108.4
Debtors due after more than one year                          13            9.8         15.8
Cash at bank and in hand                                                    8.0          6.5
                                                                       --------      -------
                                                                          103.8        138.4

Creditors: amounts falling due within one year                14         (203.4)      (283.5)
                                                                       --------      -------
Net current liabilities                                                   (99.6)      (145.1)
                                                                       --------      -------
Total assets less current liabilities                                     170.0        139.8

Creditors: amounts falling due after more than one year       15          (86.4)       (72.7)

Provisions for liabilities and charges                        17           (2.0)        (3.3)
                                                                       --------      -------
Net assets                                                                 81.6         63.8
                                                                       ========      =======
Capital and reserves
Combined called up share capital                              18           19.9         19.9
Combined profit and loss account                              19           61.7         43.9
                                                                       --------      -------
Equity shareholders' funds                                    20           81.6         63.8
                                                                       ========      =======

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION



COMBINED CASH FLOW STATEMENTS
For the three years ended 31 March 1999

                                                                           Year ended   Year ended   Year ended
                                                                            31 March     31 March     31 March
                                                               Note             1997         1998         1999
                                                                            (pound)m     (pound)m     (pound)m
Net cash inflow from operating activities                       21            84.6          69.0         34.2

Returns on investments and servicing of finance                 22           (15.2)        (15.1)       (21.6)

Taxation
  UK corporation tax (paid)/received                                          (3.9)         (2.2)         1.2

Capital expenditure and financial investment                    23           (77.2)        (75.6)       (65.9)

Acquisitions and disposals                                                     0.5           -            -
                                                                          --------       -------      -------
Cash outflow before financing                                                (11.2)        (23.9)       (52.1)

Financing
Net change in amounts borrowed                                                21.5          31.7         62.7
Capital element of finance lease/hire purchase payments                       (1.4)        (15.0)       (12.1)
                                                                          --------       -------      -------
Net cash inflow from financing                                                20.1          16.7         50.6
                                                                          --------       -------      -------

Increase/(decrease) in net cash in the year                                    8.9          (7.2)        (1.5)
                                                                          ========       =======      =======

Reconciliation of net cash flow to movement in net debt
Increase/(decrease) in cash in the year                                       (8.9)          7.2          1.5
Cash inflow from increase in debt and lease financing                         20.1          16.7         50.6
                                                                          --------       -------      -------
                                                                              11.2          23.9         52.1
Net debt at start of year                                       24           140.1         151.3        175.2
                                                                          --------       -------      -------
Net debt at end of year                                         24           151.3         175.2        227.3
                                                                          ========       =======      =======
Net debt at end of year
Loans due within one year                                       24            55.6          87.3        150.0
Net cash at bank and in hand                                    24           (15.3)         (8.0)        (6.5)
                                                                          --------       -------      -------
Net borrowings                                                  24            40.3          79.3        143.5
Obligations under finance leases                                24           111.0          95.9         83.8
                                                                          --------       -------      -------
Net debt                                                        24           151.3         175.2        227.3
                                                                          ========       =======      =======

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION



NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999


1.     BASIS OF PREPARATION

       The combined profit and loss accounts and balance sheets comprise an aggregation of the amounts included in the financial statements of Racal Telecommunications Limited, Racal Telecommunications Networks Limited, Racal Internet Services Limited and Racal Telecommunications, Inc (collectively "Racal Telecom") for the three years ended 31 March 1999. Racal Telecommunication Inc.'s investment in International Optical Network LLC has been equity accounted in these combined financial statements.

       The combined financial information includes management charges and management allocations from the other Racal Electronics Plc Group companies. Interest and taxation charges reflect the Racal Telecom's results as part of a larger group. These management charges, cost allocations and interest and taxation charges are not necessarily indicative of the costs that would have been incurred if Racal Telecom had operated as a separate entity.

       The pension cost attributable to Racal Telecom has been based upon the allocation of the pension charges incurred by the Racal Electronics Plc Group in respect of Racal Telecom's employees who are members of Group pension schemes as calculated in accordance with SSAP24. The charges included within the combined financial statements reflect the pension arrangements of the Racal Electronics Plc Group and are therefore not necessarily representative of the pension cost of Racal Telecom under separate ownership.

       These combined financial statements have been prepared on the going concern basis which assumes that funding will be made available for the foreseeable future by the Global Crossing (Bidco) Limited (See note 29).


2.     ACCOUNTING POLICIES

       The combined financial information was prepared in accordance with applicable accounting standards. The particular accounting policies adopted are described below.

       a.     Basis of accounting

              The accounts are prepared under the historical cost convention.

       b.     Turnover

              Turnover represents invoiced sales (net of sales related taxes) by Racal Telecom to outside customers. Where contracts are entered into to lease the entire capacity of fibre optic strands to other parties ("dark fibre contracts") for substantially the estimated useful life of those strands, these contracts are accounted for as sales in the period in which the later of contract signature or the fibre being ready for use occurs. Revenue from equipment leased to customers under operating leases is recorded as turnover rateably over the lives of the leases.

       c.     Stocks

              Stocks and work in progress are valued at the lower of cost and estimated net realisable value less progress payments received. Cost includes manufacturing overheads. Long-term contract work in progress is valued at cost plus attributable profits, less foreseeable losses, less progress payments received.

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION



NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999



2.     ACCOUNTING POLICIES (continued)

       d.     Leases

              Tangible fixed assets held under finance leases and the related lease obligations are recorded in the balance sheet at the fair value of the leased assets at the inception of the lease. The excesses of the lease payments over the recorded lease obligations are treated as finance charges which are amortised over each lease term to give a constant rate of charge on the remaining balance of the obligations.

              Rental costs under operating leases are charged to the profit and loss account in equal annual amounts over the periods of the leases.

       e.     Provision for asset impairment

              Provision is made for asset impairment if the asset's recoverable amount (the higher of net realisable value and value in use) falls below its carrying value. The discount rate applied to future cash flows is based on the cost to the company of funding from Racal Electronics Group.

       f.     Depreciation

              Depreciation is provided on all tangible fixed assets at such rates as to write off the cost of those assets in equal installments over their expected useful lives as follows:

              Leasehold properties              the term of the lease
              Non-network plant and machinery   2-10 years
              Transmission networks             5-21 years

       g.     Investment in finance leases

              The total net investment in finance leases included in the balance sheet represents total lease payments receivable net of finance charges relating to future accounting periods together with estimated residual values. Finance charges are allocated to accounting periods so as to give a constant rate of return on the net cash investment in the lease.

       h.     Deferred taxation

              Deferred taxation is provided at the anticipated tax rates on timing differences arising from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements to the extent that it is probable that a liability or asset will crystallise in the future.

       i.     Pension costs

              Pension costs, which are periodically calculated by professionally qualified actuaries, are charged against profits so that the expected costs of providing pensions are recognised during the period in which benefit is derived from the employees' services. The cost of the various pension schemes may vary from the funding, dependent upon actuarial advice with any difference between pension cost and funding being treated as a provision or prepayment.

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999


3.     TURNOVER

       All turnover is derived from telecommunications services.

       Geographical analysis by destination

                                                         Year ended   Year ended    Year ended
                                                           31 March     31 March      31 March
                                                               1997         1998          1999
                                                           (pound)m     (pound)m      (pound)m
       United Kingdom                                         258.3         271.8        294.6
       The Americas                                             0.1           -            0.1
       Other European                                           1.6           1.2          1.1
                                                            -------       -------      -------
                                                              260.0         273.0        295.8
                                                            =======       =======      =======

4.     OPERATING PROFIT
                                                         Year ended   Year ended    Year ended
                                                           31 March     31 March      31 March
                                                               1997         1998          1999
                                                           (pound)m     (pound)m      (pound)m
       External turnover                                      260.0         273.0        295.8
       Cost of sales                                         (177.5)       (193.6)      (240.5)
                                                            -------       -------      -------
       Gross profit                                            82.5          79.4         55.3
       Selling, distribution and administrative costs         (40.5)        (41.1)       (44.1)
                                                            -------       -------      -------
       Combined operating profit                               42.0          38.3         11.2
                                                            =======       =======      =======

       Combined operating profit was arrived at after charging/(crediting):
                                                         Year ended   Year ended    Year ended
                                                           31 March     31 March      31 March
                                                               1997         1998          1999
                                                           (pound)m     (pound)m      (pound)m
       Revenue on dark fibre contracts                          -            -           (10.3)
       Depreciation of tangible fixed assets:
         Own assets                                            15.3         20.3          28.7
         Finance leased assets                                 15.3         14.5          13.9
       Payments under operating leases:
         Land and buildings                                     -            0.1           1.0
         Plant and machinery                                    5.7          8.5           7.1
                                                            =======      =======       =======

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999


5.     COST OF FUNDAMENTAL REORGANISATION

       The cost of fundamental reorganisation represents the consultancy and redundancy costs of the restructuring of Racal Telecom that commenced in December 1998. Following a strategic review, Racal Telecom embarked on a reorganisation plan to focus its operations into three distinct divisions. Racal Telecom will provide business telecommunications services to customers, Racal Translink will provide infrastructure services and Racal Fieldforce will provide field service support. This reorganisation resulted in a major shift in the nature and focus of the organisation and is therefore treated as an exceptional item under UK GAAP.

       The costs were comprised of:

                                                                  Year ended 31
                                                                   March 1999
                                                                    (pound) m
       Asset impairment losses on a number of outsourcing
         contracts                                                      5.6
       Redundancy costs                                                 1.0
       Consultancy costs                                                2.8
       Other                                                            0.4
                                                                    -------
                                                                        9.8
                                                                    =======

       All costs were incurred in the period except for redundancy costs for which a provision was made based on notices given to employees prior to 31 March 1999.

       In the period from the 1 April 1999 until 15 October 1999 a further (pound)4.0 million of expenditure had been incurred.


6.     NET INTEREST PAYABLE

                                                                                Year ended   Year ended    Year ended
                                                                                  31 March     31 March      31 March
                                                                                      1997         1998          1999
                                                                                  (pound)m     (pound)m      (pound)m
       Interest payable:
         Racal group and other borrowings repayable within five years                (6.2)         (7.9)       (13.3)
         Finance charges on hire purchase contracts and finance leases               (9.1)         (8.1)        (8.4)
                                                                                  -------        ------       ------
                                                                                    (15.3)        (16.0)       (21.7)

       Less interest receivable:
         Other                                                                        0.1           0.9          0.1
                                                                                  -------        ------       ------
       Net interest payable                                                         (15.2)        (15.1)       (21.6)
                                                                                  =======        ======       ======

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999

7.     EMPLOYEES
                                                            1997         1998          1999
                                                             No.          No.           No.
       (a) Average number of employees
           United Kingdom                                    3,036         3,093        3,183
                                                           =======       =======      =======

                                                          (pound)m      (pound)m     (pound)m
       (b) Staff costs (including directors)
           Wages and salaries                                 51.7          72.1         77.4
           Social security costs                               5.5           5.7          6.3
           Pension costs                                       -            (2.2)        (3.2)
           Contributions to employee share trusts              -             -            4.7
                                                           -------       -------      -------
                                                              57.2          75.6         85.2
                                                           =======       =======      =======

8.     TAX CHARGE/(CREDIT) ON PROFIT/(LOSS) ON ORDINARY ACTIVITIES

                                                                               Year ended     Year ended    Year ended
                                                                                 31 March       31 March      31 March
                                                                                     1997           1998          1999
                                                                                 (pound)m       (pound)m      (pound)m
       Tax charge/(credit) on profit/(loss) on ordinary activities was:
           Corporation tax at 31% (1998: 31%, 1997: 33%)                              2.0          (1.2)          (3.6)
           Deferred taxation                                                          1.4           1.7            1.3
           Under/over in prior year                                                  (0.8)          -             (0.1)
                                                                                  -------       -------        -------
                                                                                      2.6           0.5           (2.4)
                                                                                  =======       =======        =======

       The tax credits in the period arise as a result of the utilisation of tax losses by way of group relief for which payment will be received.

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999


9.     TANGIBLE FIXED ASSETS

                                                                                   Non-
                                                                     Trans-     network
                                                                    mission   plant and       Leasehold
                                                                   networks   machinery      properties        Total
                                                                   (pound)m    (pound)m        (pound)m     (pound)m
       Balance 31 March 1997                                          331.4        13.4             1.5        346.3
       Transfer from other group companies                              1.7         0.1             -            1.8
       Additions at cost                                               68.6         5.6             0.9         75.1
       Disposals at cost                                               (2.5)       (2.3)            -           (4.8)
                                                                    -------     -------         -------      -------
       Balance 31 March 1998                                          399.2        16.8             2.4        418.4
       Transfers from other group companies                             0.6           -             -            0.6
       Transfers to other group companies                              (2.0)          -             -           (2.0)
       Additions at cost                                               56.6        14.2             1.8         72.6
       Disposals at cost                                               (6.2)       (1.2)            -           (7.4)
                                                                    -------     -------         -------      -------
       Balance 31 March 1999                                          448.2        29.8             4.2        482.2
                                                                    -------     -------         -------      -------
       Accumulated depreciation and
         provision for asset impairment
       Balance 1 April 1997                                           108.8         9.0             0.5        118.3
       Charge for the year                                             32.0         2.6             0.2         34.8
       Disposals                                                       (1.2)       (2.1)            -           (3.3)
                                                                    -------     -------         -------      -------
       Balance 31 March 1998                                          139.6         9.5             0.7        149.8
       Charge for the year                                             37.5         4.5             0.6         42.6
       Impairment loss                                                  8.0           -             -            8.0
       Disposals                                                       (0.8)       (0.7)            -           (1.5)
                                                                    -------     -------         -------      -------
       Balance 31 March 1999                                          184.3        13.3             1.3        198.9
                                                                    -------     -------         -------      -------
       Net book value at 31 March 1999                                263.9        16.5             2.9        283.3
                                                                    =======     =======         =======      =======
       Net book value at 31 March 1998                                259.6         7.3             1.7        268.6
                                                                    =======     =======         =======      =======

A risk adjusted rate of 10% has been used for discounting the provision for asset impairment.

The net book value of the tangible fixed assets includes(pound)70.8m (1998 - (pound)84.7m) of assets held under finance leases and hire purchase agreements.

Fixed assets are net of (pound)2.0m which is a capital contribution to network costs transferred from deferred revenue.

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999



10.    FIXED ASSET INVESTMENTS

                                                                                                  Joint         Other
                                                                                                venture   investments
                                                                                               (pound)m      (pound)m
       Balance 1 April  1997                                                                        -             0.8
       Additions                                                                                    0.2           -
                                                                                                -------       -------
       Balance 31 March 1998                                                                        0.2           0.8
       Additions                                                                                    1.6           -
       Share of retained losses of joint venture for year                                          (0.2)          -
       Disposals                                                                                    -            (0.8)
                                                                                                -------       -------
       Balance 31 March 1999                                                                        1.6           -
                                                                                                =======       =======

       Joint venture

       Racal Telecommunications, Inc. owns a 50 per cent interest in International Optical Network LLC which was incorporated under the State of Delaware Limited Liability Company Act. The main business activity of the company is the provision of telecommunications services.

       Other investments

       The holding at 1 April 1997 and 1 April 1998 represented a 8.33% holding in Hitrail BV and a loan to the same of 1 million Ecus. During the financial year ended 31 March 1999 the loan was reimbursed for 1.5 million Ecus and the shares sold at a gain of (pound)0.2 million.

11.    STOCKS

                                                                                               31 March      31 March
                                                                                                   1998          1999
                                                                                               (pound)m      (pound)m
       Raw materials and components                                                                 3.4          3.8
       Work in progress                                                                             3.5          3.9
                                                                                                -------      -------
                                                                                                    6.9          7.7
                                                                                                =======      =======


12.    DEBTORS DUE WITHIN ONE YEAR

                                                                                                31 March     31 March
                                                                                                    1998         1999
                                                                                                (pound)m     (pound)m

       Trade debtors                                                                               47.5         59.9
       Amounts owed by Racal Electronics Plc Group companies
                                                                                                    0.6          6.4
       Amounts owed by associated companies                                                         0.8          0.7
       Other debtors                                                                                2.9          1.6
       Corporation tax recoverable                                                                  4.4         10.1
       Prepayments and accrued income                                                              22.9         29.7
                                                                                                -------      -------
                                                                                                   79.1        108.4
                                                                                                =======      =======

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999


13.    DEBTORS DUE AFTER MORE THAN ONE YEAR

                                                                                               31 March      31 March
                                                                                                   1998          1999
                                                                                               (pound)m      (pound)m
       Other debtors                                                                                0.7          -
       Corporation tax recoverable                                                                  0.4          -
       Prepayments and accrued income                                                               8.7         15.8
                                                                                              ---------     --------
                                                                                                    9.8         15.8
                                                                                              =========     ========

14.    CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                               31 March     31 March
                                                                                                   1998         1999
                                                                                               (pound)m     (pound)m

       Loan due to group company                                                                   87.3        150.0
       Trade creditors                                                                             35.0         23.3
       Amounts owed to Racal Electronics Plc Group companies                                       13.1         12.5
       Advance receipts                                                                            14.1         14.2
       Current corporation tax                                                                      3.7          6.5
       Obligations under finance leases (note 16)                                                  13.2         14.8
       Other taxes and social security costs                                                        5.8          9.0
       Other creditors                                                                              2.0          1.0
       Accruals and deferred income                                                                29.2         52.2
                                                                                              ---------     --------
                                                                                                  203.4        283.5
                                                                                              =========     ========

15.    CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                                31 March    31 March
                                                                                                    1998        1999
                                                                                                (pound)m    (pound)m

       Obligations under finance leases (note 16)                                                  82.7         69.0
       Other creditors                                                                              3.7          2.9
       Accruals and deferred income                                                                 -            0.8
                                                                                              ---------     --------
                                                                                                   86.4         72.7
                                                                                              =========     ========

       Obligations under finance leases and hire purchase contracts are secured against hybrid transmitter networks and bear finance charges at rates ranging from 7.9276% to 9.9266% per annum.

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999




16.    OBLIGATIONS UNDER FINANCE LEASES

                                                                                               31 March      31 March
                                                                                                   1998          1999
                                                                                               (pound)m      (pound)m

       Obligations under finance leases fall due as follows:
       (a) between one and two years                                                               13.7         14.5
       (b) between two and five years                                                              28.8         21.4
       (c) in more than five years                                                                 40.2         33.1
                                                                                                -------     --------
                                                                                                   82.7         69.0
       (d) in one year or less                                                                     13.2         14.8
                                                                                                -------     --------
                                                                                                   95.9         83.8
                                                                                                =======     ========


17.    PROVISIONS FOR LIABILITIES AND CHARGES

                                                                                                            Deferred
                                                                                                            taxation
                                                                                                           provision
                                                                                                            (pound)m

       Balance 1 April 1997                                                                                      0.5
       Prior year adjustment                                                                                    (0.2)
       Profit and loss account                                                                                   1.7
                                                                                                            --------
       Balance 31 March 1998                                                                                     2.0
       Profit and loss account                                                                                   1.3
                                                                                                            --------
       Balance 31 March 1999                                                                                     3.3
                                                                                                            ========


       The provision for deferred taxation calculated on the liability method is as follows:

                                                    Amount     Potential       Amount         Potential
                                                  provided     liability     provided         liability
                                                      1998          1998         1999              1999
                                                  (pound)m      (pound)m     (pound)m          (pound)m
       Accelerated capital allowances
         in the United Kingdom                           -        (17.6)          -              (15.3)
       Other timing differences                      (2.0)         (2.0)         (3.3)            (3.3)
                                                 --------      --------     ---------        ---------
                                                     (2.0)        (19.6)         (3.3)           (18.6)
                                                 ========      ========     =========        =========


                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999


18.  COMBINED CALLED UP SHARE CAPITAL


                                                                                               31 March      31 March
                                                                                                   1998          1999
                                                                                               (pound)m      (pound)m
       Authorised share capital
       Racal Telecommunications Limited (2,000,000 ordinary shares of(pound)1
         each)                                                                                    2,000        2,000
       Racal Telecommunications Networks Limited  (19,250,000 ordinary
         shares of(pound)1 each)                                                                 19,250       19,250
       Racal Internet Services Limited (500,000 ordinary shares of(pound)1 each)                    500          500
       Racal Telecommunications, Inc. (1,000 ordinary shares of $1 each)                              1            1
                                                                                                -------    ---------
                                                                                                 21,751       21,751
                                                                                                =======    =========

       Issued share capital
       Racal Telecommunications Limited (100,000 ordinary shares of(pound)1
         each)                                                                                      100          100
       Racal Telecommunications Networks Limited (19,250,000 ordinary
         shares of(pound)1 each)                                                                 19,250       19,250
       Racal Internet Services Limited (500,000 ordinary shares of(pound)1 each)                    500          500
       Racal Telecommunications, Inc. (1,000 ordinary shares of $1 each)                              1            1
                                                                                                -------    ---------
                                                                                                 19,851       19,851
                                                                                                =======    =========

19.    COMBINED PROFIT AND LOSS ACCOUNT

                                                                                                            (pound)m

       Balance 1 April 1997                                                                                     39.0
       Retained profit for the year                                                                             22.7
                                                                                                           ---------
       Balance 31 March 1998                                                                                    61.7
       Retained loss for the year                                                                              (17.8)
                                                                                                           ---------
       Balance 31 March 1999                                                                                    43.9
                                                                                                           =========

20. COMBINED RECONCILIATIONS OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS

                                                                                                   1998          1999
                                                                                               (pound)m      (pound)m

       Profit/(loss) for the financial year                                                        22.7        (17.8)

       Opening equity shareholders' funds                                                          58.9         81.6
                                                                                                -------    ---------
       Closing equity shareholders' funds                                                          81.6         63.8
                                                                                                =======    =========


                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999


21. RECONCILIATION OF COMBINED OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                     1997          1998         1999
                                                                                 (pound)m      (pound)m     (pound)m
       Operating profit                                                              42.0          38.3         11.2
       Depreciation                                                                  30.6          34.8         42.6
       Increase in stocks                                                            (1.7)         (3.1)        (0.8)
       Decrease/(increase) in debtors                                                 1.2         (14.7)       (30.0)
       Increase in creditors                                                         12.5          13.7         12.3
                                                                                 --------       -------     --------
       Net cash inflow before exceptional items                                      84.6          69.0         35.3
       Net cash outflow in respect of fundamental
         reorganisation                                                               -             -           (1.1)
                                                                                 --------       -------     --------

       Net cash inflow from operating activities                                     84.6          69.0         34.2
                                                                                 ========       =======     ========


22.    RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

                                                                                     1997          1998         1999
                                                                                 (pound)m      (pound)m     (pound)m

       Interest received                                                              0.1           0.9          0.1
       Interest paid                                                                 (6.2)         (7.9)       (13.3)
       Interest element of finance lease payments                                    (9.1)         (8.1)        (8.4)
                                                                                 --------       -------     --------
       Net cash outflow for returns on investments and
         servicing of finance                                                       (15.2)        (15.1)       (21.6)
                                                                                 ========       =======     ========

23.    CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT

                                                                                      1997          1998         1999
                                                                                  (pound)m      (pound)m     (pound)m

       Purchase of tangible fixed assets                                            (78.2)        (76.9)       (73.2)
       Purchase of investments                                                        -            (0.2)        (1.6)
       Sale of tangible fixed assets                                                  1.0           1.5          7.9
       Sale of other investments                                                      -             -            1.0
                                                                                 --------       -------     --------
       Net cash outflow for capital expenditure and
         financial investment                                                       (77.2)        (75.6)       (65.9)
                                                                                 ========       =======     ========


                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999


24.    ANALYSIS OF NET DEBT

                                                                                       At                          At
                                                                                  1 April          Cash      31 March
                                                                                     1996          flow          1997
                                                                                 (pound)m      (pound)m      (pound)m
       Cash at bank and in hand                                                       6.4           8.9          15.3

       Debt:
       Loans due within one year                                                    (34.1)        (21.5)        (55.6)
       Obligations under finance leases                                            (112.4)          1.4        (111.0)
                                                                                ---------       -------       -------
       Net debt                                                                    (140.1)        (11.2)       (151.3)
                                                                                =========       ========      =======

                                                                                       At                           At
                                                                                  1 April           Cash      31 March
                                                                                     1997           flow          1998
                                                                                 (pound)m       (pound)m      (pound)m

       Cash at bank and in hand                                                      15.3          (7.3)          8.0

       Debt:
       Loans due within one year                                                    (55.6)        (31.7)        (87.3)
       Obligations under finance leases                                            (111.0)         15.1         (95.9)
                                                                                ---------       -------       -------
       Net debt                                                                    (151.3)        (23.9)       (175.2)
                                                                                =========       ========      =======

                                                                                       At                           At
                                                                                  1 April           Cash      31 March
                                                                                     1997           flow          1998
                                                                                 (pound)m       (pound)m      (pound)m

       Cash at bank and in hand                                                       8.0          (1.5)          6.5

       Debt:
       Loans due within one year                                                    (87.3)        (62.7)       (150.0)
       Obligations under finance leases                                             (95.9)         12.1         (83.8)
                                                                                ---------       -------       -------
       Net debt                                                                    (175.2)        (52.1)       (227.3)
                                                                                =========       ========      =======

25.    PENSION SCHEMES

       Racal Telecom participates in a number of pension schemes operated by the Racal Electronics Plc Group, which cover the majority of its directors and employees. The schemes are defined benefit arrangements and are operated on a pre-funded basis.

       Actuarial assessments covering expenses and contributions are carried out by independent qualified actuaries.

       At 31 March 1999, a prepayment of (pound)15.5 million was included in prepayments due in more than one year (1998: (pound)9.1 million; 1997:
       (pound)3.4 million). This represents the excess of the amounts funded over the accumulated pension costs.

       The last valuations of the schemes were carried out at 1 April 1998 and the results of these valuations and details of the main actuarial assumptions adopted for this purpose were given in the accounts of Racal Electronics Plc, the ultimate parent company (see note 29).

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999



26.    FUTURE CAPITAL EXPENDITURE

                                                                                     1997          1998         1999
                                                                                 (pound)m      (pound)m     (pound)m
       Contracted for but not provided for in the financial
         statements                                                                   7.9           1.9          2.4
                                                                                 ========       =======      =======

27.    CONTINGENT LIABILITIES

       Within the Racal Electronics Plc Group there were cross guarantees to secure fellow subsidiaries' overdrafts and Group banking facilities under a `mass' bank account arrangement.

       There are contingent liabilities in the event of any claim for breach or non-performance of the terms of overseas contracts against which bank guarantees have been issued amounting to (pound)0.4 million (1998:
       (pound)0.6 million, 1997: (pound)0.4 million).


28.    FINANCIAL COMMITMENTS

       Racal Telecom has commitments under various operating lease agreements in connection with land and buildings and other assets. Under these agreements the payments to which the companies are committed during the next financial year are as follows:

                                                                   Land and         Other      Land and         Other
                                                                  buildings        assets     buildings        Assets
                                                                       1998          1998          1999          1999
                                                                   (pound)m      (pound)m      (pound)m      (pound)m
       Payable on operating leases that expire
         between two and five years                                     2.6           3.7           2.5          4.7
       Payable on operating leases that expire
         after five years                                               1.7           2.4           1.2          0.1
                                                                  ---------      --------        ------      -------
                                                                        4.3           6.1           3.7          4.8
                                                                  =========      ========        ======      =======


29.    POST BALANCE SHEET EVENTS and change in control

       On 1 October 1999 the business, assets and liabilities relating to Racal Translink and Racal Fieldforce (together "Transportation Services") were separated from Racal Telecommunications Limited and sold at market value to another company within the Racal Electronics Plc Group. The consideration was (pound)78.0 million paid in cash and Racal Telecommunications Limited recorded a (pound)45.9 million profit on disposal.

       On 8 October 1999 an interim dividend of (pound)100,000 was paid by Racal Telecommunications Limited. On 23 November a further interim dividend of (pound)92.0 million was paid by Racal Telecommunications Limited.

       On 15 October 1999, Racal Telecommunications, Inc. received a capital contribution of (pound)3.5 million from Racal Corporation, its parent company.

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999


29.    POST BALANCE SHEET EVENTS AND CHANGE IN CONTROL (continued)

       On 24 November 1999, the entire outstanding called up share capital of Racal Telecommunications Limited, Racal Internet Services Limited, Racal Telecommunications Networks Limited and Racal Telecommunications, Inc. was acquired by Global Crossing (Bidco) Limited. Consideration consisted of approximately (pound)743 million in cash, (pound)213 million in the form of repayment of intercompany debt and (pound)44 million in the form of assumption of net finance lease obligations. An additional (pound)2.1 million was paid in consideration of the pension fund surplus. Final consideration payable is subject to a net asset adjustment.

       On 24 November 1999, Racal Telecommunications Networks Limited issued a further 30,000,000 ordinary shares of (pound)1 each at par in exchange for a reduction in amounts owing to its immediate parent company, Global Crossing (Bidco) Limited. On the same date, Racal Internet Services Limited issued a further 8,000,000 ordinary `A' shares of (pound)1 each at par for cash to Global Crossing (Bidco) Limited.

       On 24 November 1999, Global Crossing (Bidco) Limited entered into a (pound)400 million term loan and (pound)275 million revolving credit facility (the `Senior Facility') to fund the acquisition of Racal Telecom and provide additional working capital. On the same date, Racal Telecommunications Limited, Racal Telecommunications Networks Limited, Racal Internet Services Limited and Racal Telecommunications Inc entered into guarantees to support Global Crossing (Bidco) Limited's liabilities under the Senior Facility. With respect to Racal Telecommunications Limited, Racal Telecommunications Networks Limited, and Racal Internet Services Limited, these guarantees were in the form of a debenture granting fixed and floating charges over their respective assets in favour of the Senior Facility lenders.


30.    ULTIMATE PARENT COMPANY

       The ultimate parent company at 31 March 1999 was Racal Electronics Plc, a company incorporated in Great Britain. Copies of the financial statements of Racal Electronics Plc are available from Western Road, Bracknell, Berkshire RG12 1RG, United Kingdom.

       With effect from 24 November 1999, the ultimate parent company is Global Crossing Ltd, a company incorporated in Bermuda. Copies of group financial statements of Global Crossing Ltd are available from the Investor Relations Department, 360 N.
       Crescent Drive, Beverley Hills, CA 90210, USA.


31.    RELATED PARTY TRANSACTIONS

                                                                                     1997          1998         1999
                                                                                 (pound)m      (pound)m     (pound)m
       Transactions with Racal Electronics Plc Group and
         associates
       Turnover
         Racal Electronics Plc Group Companies                                        1.7           1.9          0.9
         Camelot Group Plc                                                           23.3          20.4         18.4
                                                                                  -------       -------      -------
                                                                                     25.0          22.3         19.3
                                                                                  -------       -------      -------
       Purchases
         Racal Electronics Plc Group Companies                                       (2.7)         (2.3)        (2.6)
                                                                                  -------       -------      -------

       Interest payable (Note 6)
         Racal Electronics Plc Group                                                 (6.2)         (7.9)       (13.3)
                                                                                  -------       -------      -------

       Amounts due from Racal Electronics Plc Group
         companies and associates (Note 12)
         Racal Electronics Plc Group companies                                                      0.6          6.4
         Camelot Group Plc                                                                          0.8          0.7
                                                                                                -------      -------
                                                                                                    1.4          7.1
                                                                                                =======      =======

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999


31.      RELATED PARTY TRANSACTIONS (continued)

                                                                                               31 March     31 March
                                                                                                   1998         1999
                                                                                               (pound)m     (pound)m
       Amounts due to Racal Electronics Plc Group companies
         (Note 14)
         Loan due to Racal Electronics Plc Group                                                   87.3        150.0
         Other amounts due to Racal Electronics Plc Group
         companies                                                                                 13.1         12.5
                                                                                                -------      -------
                                                                                                  100.4        162.5
                                                                                                =======      =======

32.    ADDITIONAL INFORMATION FOR US INVESTORS

       The combined financial statements are prepared in accordance with accounting principles generally accepted in the UK ("UK GAAP") which differ in certain material respects from those generally accepted in the United States ("US GAAP"). The differences that are material relate to the following items and necessary adjustments are shown in the tables that follow.

       Deferred Taxation

       Under UK GAAP, deferred tax is provided at the rates at which the taxation is expected to become payable. No provision is made for amounts which are not expected to become payable in the foreseeable future. Under US GAAP, deferred taxes are recognised for the estimated future tax effects attributable to all temporary differences at the time such differences originate.

       Exceptional items

       Non-operating exceptional items under UK GAAP are treated as part of ordinary income and expense under US GAAP. Expenses of (pound)9.8 million arise in the period ended 31 March 1999.

       Pension costs

       Under both UK GAAP and US GAAP pension costs are for future pension liabilities. However, there are differences in the methods of valuation which give rise to GAAP adjustments to the pension costs and prepayments.

       Overhead expense

       Under UK GAAP certain network project costs that are capitalised would not normally meet the criteria for capitalisation under US GAAP. As a result adjustments were made to expense certain period costs that were capitalised under UK GAAP. Net expenses of (pound)5.6 million, (pound)8.0 million and (pound)2.8 million were recognised for the years ended 31 March 1997, 31 March 1998 and 31 March 1999 respectively.

       Deferred contract costs

       Under UK GAAP, certain costs incurred after the commencement of long term service contracts are deferred and amortised rateably over the contract. Under US GAAP, such costs are expensed in the period incurred.

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999



32.    ADDITIONAL INFORMATION FOR US INVESTORS  (continued)



       RECONCILIATION OF RETAINED PROFIT/(LOSS) IN ACCORDANCE WITH UK GAAP TO NET PROFIT/(LOSS) IN ACCORDANCE WITH US GAAP:


                                                                                             Year ended    Year ended
                                                                                               31 March      31 March
                                                                                                   1998          1999
                                                                                               (pound)m      (pound)m
       Net profit/(loss) in accordance with UK GAAP                                                22.7        (17.8)
       US GAAP adjustments:
       Overhead expenses                                                                           (8.0)        (2.8)
       Deferred contract costs                                                                      1.7          0.1
       Pensions                                                                                    (0.7)        (1.9)
       Deferred taxation                                                                           (3.6)         4.1
                                                                                               --------      -------
       Net (loss)/income in accordance with US GAAP                                                12.1        (18.3)
                                                                                               ========      =======


       RECONCILIATION OF SHAREHOLDERS' FUNDS IN ACCORDANCE WITH UK GAAP AND IN
       ACCORDANCE WITH US GAAP:

                                                                                               31 March     31 March
                                                                                                   1998         1999
                                                                                               (pound)m     (pound)m

       Equity shareholders' funds in accordance with UK GAAP                                       81.6         63.8
       US GAAP adjustments:
       Overhead Expenses                                                                          (17.6)       (20.4)
       Deferred contract costs                                                                     (0.6)        (0.5)
       Pensions                                                                                     0.7         (1.2)
       Deferred taxation                                                                          (12.7)        (8.6)
                                                                                               --------      -------
       Equity in accordance with US GAAP                                                           51.4         33.1
                                                                                               ========      =======

       The combined statements of cash flows prepared under UK GAAP differ in certain presentational respects from the format required under Statement of Cash Flows ("SFAS") 95. Under UK GAAP, a reconciliation of profit from operations to cash flows from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows from operating activities.

       Under SFAS 95, cash flows from operating activities are based on net profit, include interest and income taxes, and are presented on the face of the statement.

       Summary consolidated cash flow information as presented in accordance with SFAS 95 after US GAAP adjustments is shown below:

                 RACAL TELECOM COMBINED FINANCIAL INFORMATION


NOTES ON THE COMBINED FINANCIAL INFORMATION
For the three years ended 31 March 1999



32.    ADDITIONAl INFORMATION FOR US INVESTORS  (continued)


                                                                                               31 March     31 March
                                                                                                   1998         1999
                                                                                               (pound)m     (pound)m
       Cash was provided by (used in):
         Operating activities                                                                      42.4          8.7
         Investing activities                                                                     (66.3)       (60.8)
         Financing activities                                                                      16.7         50.6
                                                                                                -------     --------
       Net increase/(decrease) in cash                                                             (7.2)        (1.5)
       Cash at the beginning of the year                                                           15.2          8.0
                                                                                                -------     --------
       Cash at the end of the year                                                                  8.0          6.5
                                                                                                =======     ========

       A reconciliation between the consolidated statements of cash flows presented in accordance with UK GAAP and US GAAP is set out below:

                                                                                               31 March      31 March
                                                                                                   1998          1999
                                                                                               (pound)m      (pound)m

       Operating activities:
       Net cash inflow from operating activities (UK GAAP)                                         69.0         34.2
       Net interest payable                                                                       (15.1)       (21.6)
       UK Corporation tax (paid)/received                                                          (2.2)         1.2
       Non-capitalisation of overhead expense                                                      (9.3)        (5.1)
                                                                                                -------     --------
       Net cash provided by operating activities (US GAAP)                                         42.4          8.7
                                                                                                =======     ========


                                                                                               31 March     31 March
                                                                                                   1998         1999
                                                                                               (pound)m     (pound)m

       Investing activities:
       Net cash outflow from capital expenditure, financial investments,                          (75.6)       (65.9)
         and acquisitions and disposals (UK GAAP)
       Non-capitalisation of overhead expenses                                                      9.3          5.1
                                                                                                -------     --------
       Net cash used in investing activities (US GAAP)                                            (66.3)       (60.8)
                                                                                                =======     ========


                                                                                               31 March     31 March
                                                                                                   1998         1999
                                                                                               (pound)m     (pound)m

       Financing activities:
       Net cash inflow from financing (UK GAAP) and net cash provided by
         financing activities (US GAAP)                                                            16.7         50.6
                                                                                                =======     ========

    Combined Financial Statements of HCL Holdings Limited and Subsidiaries

              For each of the three years ended December 31, 1998

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
HCL Holdings Limited


We have audited the accompanying combined balance sheets of HCL Holdings Limited and its subsidiaries (the "Company") as of December 31, 1998, 1997 and 1996 and the related combined statements of operations, owner's equity / (deficit) and cash flows for each of the three years ended December 31, 1998, all expressed in Hong Kong dollars. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Hong Kong, which are substantially similar to those generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1998, 1997 and 1996 and the combined results of their operations, owner's equity / (deficit) and cash flows for each of the three years ended December 31, 1998 in conformity with accounting principles generally accepted in Hong Kong.

Accounting principles generally accepted in Hong Kong vary in some respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of combined net income expressed in Hong Kong Dollars for each of the three years ended December 31, 1998 and the determination of owner's equity/(deficit) and combined financial position also expressed in Hong Kong Dollars at December 31, 1998, 1997 and 1996 to the extent summarized in Note 18 to the combined financial statements.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Certified Public Accountants

Hong Kong
December 15, 1999



                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

                            COMBINED BALANCE SHEETS

                      (In thousands of Hong Kong dollars)
--------------------------------------------------------------------------------------------------------

                                                                        December 31,
                                                                  1998            1997            1996
                                                Note                 $               $               $

ASSETS
Current assets
  Cash at bank                                                     328          20,774          1,610
  Trade accounts receivable                       6             40,379          96,182        108,570
  Due from affiliates                             7             14,724         188,217        149,852
  Other assets and prepaid costs                                15,296          16,257          9,301
                                                              --------        --------       --------
 Total current assets                                           70,727         321,430        269,333
Deferred expenditure                              4            632,849         398,801        207,407
Property, plant and equipment                     5          1,678,015         889,740        327,558
                                                             ---------        --------       --------

 TOTAL ASSETS                                                2,381,591       1,609,971        804,298
                                                             =========       =========       ========
LIABILITIES
Current liabilities
  Bank overdraft                                                     -           1,556              -
  Accounts payable and accrued liabilities
                                                  8            294,568         365,788        164,632
  Deferred income                                                7,340           6,387              -
  Short term loan from the Excluded               9            154,567         220,538        106,639
   Business
  Due to affiliates                              10             68,088             100              -
                                                             ---------        --------       --------

 Total current liabilities                                     524,563         594,369        271,271

 Long term loan from an
  affiliate                                      11            629,682         471,482        414,749
 Long term loan from HCLNP's
  then partners                                  12          1,517,825         840,827        251,681
                                                             ---------        --------       --------
 Total liabilities                                           2,672,070       1,906,678        937,701
                                                             ---------        --------       --------

OWNER'S DEFICIT
Share capital, share of US$1, authorized,
  issued and fully paid                          13                  -               -              -
Accumulated deficit                                           (290,479)       (296,707)      (133,403)
                                                             ---------        --------       --------

Total owner's deficit                                         (290,479)       (296,707)      (133,403)
                                                             ---------        --------       --------

TOTAL LIABILITIES AND OWNER'S
  DEFICIT                                                    2,381,591       1,609,971        804,298
                                                             =========       =========       ========

See accompanying notes to the combined financial statements which are an integral part of these statements
-----------------------------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

                       COMBINED STATEMENTS OF OPERATIONS

                      (In thousands of Hong Kong dollars)

------------------------------------------------------------------------------------------------------------------

                                                                                         Year ended December 31,
                                                                   Note             1998         1997         1996
                                                                                       $            $            $

REVENUES                                                                           950,120    1,262,106     790,995
                                                                                ----------    ---------    --------

OPERATING EXPENSES
Cost of services, exclusive of depreciation
 and amortization shown below                                                      937,639    1,377,444     804,220
Sales, general and administrative                                                  163,216      169,205     139,929
Amortization of deferred expenditure                                                 7,884        7,884       7,884
Depreciation of property, plant and                                                 27,018       22,260      15,225
 equipment
Provision for doubtful accounts                                                      8,478       14,017       4,294
                                                                                ----------    ---------    --------


TOTAL OPERATING EXPENSES                                                         1,144,235    1,590,810     971,552
                                                                                ==========   ==========   =========
OPERATING LOSS                                                                    (194,115)    (328,704)   (180,557)

Interest income                                                                        504          658         677
Interest expense                                                                   (52,837)     (37,634)    (11,800)
Expenditure deferred during the year                               4               241,932      199,278      57,607
Interest expense capitalized in property, plant and equipment                       10,744        3,098           -
                                                                                ----------    ---------    --------

NET PROFIT/(LOSS) BEFORE TAX                                                         6,228     (163,304)   (134,073)
PROVISION FOR TAX                                                                        -            -           -
                                                                                ----------    ---------    --------

NET PROFIT/(LOSS)                                                                    6,228     (163,304)   (134,073)
                                                                                ==========    =========   =========


See accompanying notes to the combined financial statements which are an integral part of these statements.
--------------------------------------------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

           COMBINED STATEMENT OF CHANGES IN OWNER'S EQUITY/(DEFICIT)

                      (In thousands of Hong Kong dollars)
--------------------------------------------------------------------------------

                                                                   Accumulated
                                                                      deficit
                                                                           $
Owner's equity as of January 1, 1996                                     670
Net loss from combined statement of operations                     (134,073)
                                                                   ---------

Owner's deficit as of December 31, 1996                            (133,403)
Net loss from combined statement of operations                     (163,304)
                                                                   ---------

Owner's deficit as of December 31, 1997                            (296,707)
Net profit from combined statement of operations                       6,228
                                                                   ---------

Owner's deficit as of December 31, 1998                            (290,479)
                                                                   =========



See accompanying notes to the combined financial statements which are an integral part of these statements.
----------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

                       COMBINED STATEMENTS OF CASH FLOWS

                      (In thousands of Hong Kong dollars)

------------------------------------------------------------------------------


                                                                                Year ended December 31,
                                                                   Note         1998         1997         1996
                                                                                   $            $            $

Net cash inflow / (outflow) from operating activities              (a)       244,952       24,527     (267,917)
                                                                           ---------    ---------    ---------
Returns on investments and servicing of finance
   Interest received                                                             504          658          677
   Interest paid (including amounts capitalized)                             (52,837)     (37,634)     (11,800)
                                                                           ---------    ---------    ---------
Net cash outflow from returns on investments and servicing
  of finance                                                                 (52,333)     (36,976)     (11,123)
                                                                           ---------    ---------    ---------
Investing activities
   Payment for deferred expenditure                                         (224,549)    (187,915)     (57,607)
   Purchase of fixed assets                                                 (759,401)    (541,878)    (210,066)
   Proceeds on disposals of fixed assets                                       3,214           72            -
                                                                           ---------    ---------    ---------

Net cash outflow from investing activities                                  (980,736)    (729,721)    (267,673)
                                                                           ---------    ---------    ---------

Net cash outflow before financing                                 (b)       (788,117)    (742,170)    (546,713)

Financing
   Proceeds from / (repayment) of short term loans from the
      Excluded Business                                                      (65,971)     113,899      106,639
   Long term loan borrowed from an affiliate                                 158,200       56,733      283,703
   Long term loan borrowed from HCLNP's then partners                        676,998      589,146      149,492
                                                                           ---------    ---------    ---------

Net cash inflow from financing                                               769,227      759,778      539,834
                                                                           =========    =========    =========

Increase / (decrease) in cash and cash equivalents                           (18,890)      17,608       (6,879)
Cash and cash equivalents at beginning of year                                19,218        1,610        8,489
                                                                           ---------    ---------    ---------

Cash and cash equivalents at end of year                                         328       19,218        1,610
                                                                           =========    =========    =========

Analysis of the balances of cash and cash equivalents:
   Bank balances                                                                 328       20,774        1,610
   Bank overdraft                                                                  -       (1,556)           -
                                                                           ---------    ---------    ---------

                                                                                 328       19,218        1,610
                                                                           =========    =========    =========


See accompanying notes to the combined financial statements which are an integral part of these statements.
-------------------------------------------------------------------------------------------------------------


                                               HCL HOLDINGS LIMITED AND SUBSIDIARIES

                                           COMBINED STATEMENTS OF CASH FLOWS (Continued)

                                                (In thousands of Hong Kong dollars)

 --------------------------------------------------------------------------------------------------------------------

Notes to the combined statements of cash flows

(a)  Reconciliation of net profit/(loss) before tax to net cash inflow /
     (outflow) from operating activities

                                                                                     Year ended December 31,
                                                                              1998           1997             1996
                                                                                 $              $                $

Net profit / (loss) before tax                                               6,228       (163,304)        (134,073)
Amortization of deferred expenditure                                         7,884          7,884            7,884
Depreciation of property, plant and equipment                               27,018         22,260           15,225
(Gain) / loss on disposals of property, plant and equipment                   (549)           (40)               2
Interest income                                                               (504)          (658)            (677)
Interest expense                                                            24,710         23,173           11,800
Decrease / (increase) in trade accounts receivable                          55,803         12,388          (66,587)
Decrease / (increase) in due from affiliates                               173,493        (38,365)        (145,453)
(Increase) / decrease in other assets and prepaid costs                        961         (6,956)          (9,301)
Increase / (decrease) in accounts payable and accrued liabilities         (119,033)       161,658           61,952
Increase / (decrease) in deferred income                                       953          6,387                -
Increase / (decrease) in due to affiliates                                  67,988            100           (8,689)
                                                                          --------        -------         ---------
Net cash inflow/(outflow) from operating activities                        244,952         24,527         (267,917)
                                                                          ========        =======         =========

(b)    Analysis of changes in financing during the year

                                                                        Short term                        Long term
                                                                     loan from the      Long term         loan from
                                                                          Excluded   loan from an           HCLNP's
                                                                          Business      affiliate     then partners
                                                                                 $              $                 $
At January 1, 1996                                                               -        131,046           102,189
Cash inflows from financing                                                106,639        283,703           149,492
                                                                          --------        -------         ---------
At December 31, 1996                                                       106,639        414,749           251,681
Cash inflows from financing                                                113,899         56,733           589,146
                                                                          --------        -------         ---------
At December 31, 1997                                                       220,538        471,482           840,827
Cash (outflows) / inflows from financing                                   (65,971)       158,200           676,998
                                                                          --------        -------         ---------

At December 31, 1998                                                       154,567        629,682         1,517,825
                                                                          ========        =======         =========

--------------------------------------------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

(Throughout these notes to combined financial statements, references to "$" are to thousands of Hong Kong dollars unless otherwise specified)


1  BUSINESS, ORGANIZATION AND BASIS OF PREPARATION

   HCL Holdings Limited ("HCLH") and its subsidiaries ("the Company") provide fixed network services, including international services, local fixed network services, and multimedia services, in the Hong Kong Special Administrative Region of the People's Republic of China ("HKSAR"). The Company is a wholly owned subsidiary of, and is controlled by, Hutchison Whampoa Limited, a company incorporated in Hong Kong and listed on The Stock Exchange of Hong Kong Limited.

   The Company's international services business provides services to customers using several leased international transmission circuits for direct transmission of international calls between its switches in Hong Kong and switches in other countries.

   The Company's multimedia services business provides a package of Internet services including: internet access and dial-up services to residential and corporate subscribers, content and e-service offerings, and will implement and operate an Electronic Service Delivery system ("the ESD system") allowing the public to interact with various departments of the HKSAR Government and the private sector.

   The construction and development of the Company's local fixed network fiber optic backbone was completed in the first quarter of 1999 which enables the Company to provide services to Hong Kong's business districts and certain high density and private residential developments. With the extension of the HKSAR Government's moratorium on the Issue of Further Local Fixed Telecommunications Network Services Licenses and Licensing of Additional External Facilities - Based Operators to January 2003, the Company will expedite its network rollout and has made a commitment to the HKSAR Government that it will invest a total of not less than HK$2 billion capital expenditure for the purpose of developing, establishing and maintaining the network for the provision of the service from January 1, 1999 up to December 31, 2002.

   Pursuant to an agreement entered into on November 15, 1999 ("the Agreement") between the Company, its holding company Hutchison Telecommunications Limited, Hutchison Whampoa Limited, and Global Crossing Ltd. ("Global Crossing"), the following transactions have occurred:

   (a) The Company has undergone a reorganization ("the Reorganization") involving transfers of certain businesses. These transfers were between entities under the common control of Hutchison Whampoa Limited. The following transfers have taken place:

        (1) Prior to December 15, 1999 the business of the provision of paging, call centers and other ancillary services and the sales of mobile phones, pagers and accessories and certain other retailing activities carried on and operated by a division of Hutchison Communications Limited ("HCL"), a subsidiary of HCLH, and certain other inactive subsidiaries of the Company (the "Excluded Business"), were transferred to affiliates under the common control of Hutchison Whampoa Limited for an aggregate consideration of HK$1,705,220 which corresponded to the net liabilities of the Excluded Business. The operations, assets and liabilities of the Excluded Business statements, have not been included in these combined financial statements on the basis that this business was operated as a separate division with dedicated management.


--------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------


1    BUSINESS, ORGANIZATION AND BASIS OF PREPARATION (Continued)

          (2) The Company and its subsidiaries acquired a 99.99% interest in HCL Network Partnership ("HCLNP"), a partnership between three affiliates under the common control of Hutchison Whampoa Limited which owns the network equipment used by the Company to provide local fixed network services, for HK$2,195,361 consideration. This consideration was satisfied by the transfer of capital and assumption of a loan payable by HCLNP to its then partners, which are companies under the common control of Hutchison Whampoa Limited, and will be capitalized as described in note 1(b) below.

               The operations, assets and liabilities of HCLNP have been included in the combined financial statements in a manner similar to a pooling of interests. For each of the three years ended December 31, 1998 the taxable losses of HCLNP were utilized by its then partners for nil consideration and are not available for use by the Company.

     (b) In connection with the Reorganization, all of the Company's loans payable to, amounts due to, and amounts due from, affiliates under the common control of Hutchison Whampoa Limited will be capitalized through the issue of two new shares to Hutchison Telecommunications Limited.

     (c) Upon completion of the transaction, Global Crossing will acquire one share in the Company from Hutchison Telecommunications Limited and directly provide to Hutchison Whampoa Limited US$400 million in Global Crossing convertible preferred stock. Additionally the Company will issue one share to Global Crossing in return for US$400 million, which will be settled partly by cash and partly by capacity.

     Following the completion of these transactions, the Company will be a 50-50 joint venture between Global Crossing and Hutchison Whampoa Limited. The transaction with Global Crossing is scheduled to close in January 2000. The Reorganization is required to be completed prior to closing.

     Details of the Company's major subsidiaries after the Reorganization are described in note 3 to the combined financial statements.

     The Company had a net profit/(loss) of $6,228, ($163,304) and ($134,073) for the three years ended December 31, 1998, 1997 and 1996 respectively and at December 31, 1998, the Company had an owner's deficit of $290,479. The Company is expected to incur future operating losses in 1999 and, as of December 31, 1998 had significant commitments for capital expenditure. The Company has been financed by way of intercompany loans from companies under the common control of Hutchison Whampoa Limited. As set out in note 1(b), upon completion, all shareholders' loan advanced to the Company up to December 15, 1999 are to be capitalized through the issue of new shares. The combined financial statements for the three years ended December 31, 1998 have been prepared on a going concern basis on the basis that Hutchison Whampoa Limited will continue to provide financial support to the Company up to December 31, 1999 and the Company will be able to secure financing from its shareholders and/or other parties thereafter.

--------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------


2    Significant accounting policies

     These financial statements have been prepared in accordance with accounting principles generally accepted in Hong Kong ("HKGAAP"). The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates. The significant accounting policies are summarized as follows.

(a)  Basis of combination

     The combined financial statements include the accounts of HCLH and its wholly owned subsidiaries excluding the Excluded Business and including HCLNP as a result of the Reorganization described in note 1. All significant transactions within the Company have been eliminated.

(b)  Deferred expenditure

     Deferred expenditure represents the pre-operating expenses, including interest costs, of international services, local fixed network services and multimedia services. Pre-operating expenses are amortized over 10 years from the date of full commercial operations of each business line.

(c)  Property, plant and equipment

     Property, plant and equipment other than construction in progress are stated at cost less accumulated depreciation.

     Construction in progress, which includes direct expenditure for construction of a network, is stated at cost. Capitalized costs include costs incurred under the construction contract, consultancy fees and interest incurred during the construction phase. Once all the activities necessary to prepare the assets to be available for their use are substantially completed, the construction in progress is transferred to property, plant and equipment. No depreciation is provided in respect of construction in progress.

     Leasehold land is amortized over the remaining period of the lease. Leasehold improvements are depreciated over the unexpired period of the lease or 15%, whichever is shorter.

     Other fixed assets are depreciated to write off their costs over their estimated useful lives on a straight line basis at the following annual rates from the date of commencement of full commercial operations:

     Computer equipment                                 20%
     Customer access network                            4%-15%
     Motor vehicles                                     25%
     Network management system                          6.67%
     Office furniture and equipment                     15%
     Transmission, plant and site equipment             4-20%

     Maintenance costs are expensed as incurred.

(d)  Cash and cash equivalents

     The Company considers cash at bank and bank overdraft to be cash equivalents.

--------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------


2    Significant accounting policies (Continued)

(e)  Revenues

     Revenues in respect of international services, local fixed network services and multimedia services are recognized when the services are rendered.

     Interest income is recognized on an accrual basis.

(f)  Interest cost

     Interest cost incurred during the construction or acquisition of assets, for the Company's own use, which require a period of time to bring them to their intended use and interest cost incurred during the pre-operating phase of a business line, is capitalized. Other interest cost is expensed in the statement of operations as incurred.

(g)  Advertising and promotion costs

     Advertising and promotion costs are expensed as incurred. Advertising and promotion costs amounted to $36,642, $33,276 and $65,346 for each of the three years ended December 31, 1998, 1997 and 1996, respectively.

(h)  Retirement benefit plans

     The Company's employees are members of two pension schemes administered by an affiliate which include the employees of the Company and of a number of affiliates. The Company contributes to these schemes based upon notification of charges from the administering company. The contributions are charged immediately to the statement of operations.

     The retirement contributions incurred and borne by the Company were $12,407, $7,226 and $5 for each of the three years ended December 31, 1998, 1997 and 1996 respectively.

(i)  Allowance for doubtful accounts

     An allowance for doubtful accounts is provided based on an evaluation of the recoverability of the receivables at the balance sheet date. Trade accounts receivable are stated net of such allowance.

(j)  Deferred income

     Subscription income and income billed in advance is deferred and credited to the statement of operations on a straight line basis over the related period.

(k)  Operating leases

     Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Rentals applicable to such operating leases are charged to the profit and loss account on a straight line basis over the lease term.

--------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------


2    Significant accounting policies (Continued)

(l)  Translation of foreign currencies

     The functional currency of the Company's operations is the Hong Kong dollar.

     Transactions in foreign currencies are translated at exchange rates ruling at the transaction dates. Monetary assets and liabilities expressed in foreign currencies at the balance sheet date are translated at rates of exchange ruling at the balance sheet date. All exchange differences arising are dealt with in the statement of operations.

(m)  Income taxes

     Deferred taxation is accounted for at the current tax rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or asset is expected to be payable or receivable in the foreseeable future.




--------------------------------------------------------------------------------


                                               HCL HOLDINGS LIMITED AND SUBSIDIARIES

                                        NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

---------------------------------------------------------------------------------------------------------------------------------

3    Particulars of subsidiaries

     Immediately following the completion of the Reorganization described in note 1, and for the purpose of these combined financial statements, the Company had the following operating subsidiaries:


                                  Law under which                                                        Percentage interest
Name of partnership                 Partnership                Principal activities                  Directly         Indirectly
                                    Established
-----------------------           --------------   -----------------------------------------      ------------       ------------
HCL Network Partnership           Hong Kong        Ownership of fixed line network equipment            -               99.99


                                                                                                    Percentage of ordinary shares
                                                                                                                held
                                                                                                    -----------------------------
                                  Place of
Name of company                   Incorporation                Principal activities                  Directly         Indirectly
---------------                   ---------------  ------------------------------------------       ---------         -----------
Hutchison Communications Limited  Hong Kong        Provision of fixed network and international        100                 -
                                                   services

Hutchison Multimedia Services     Hong Kong        Provision of multimedia services                     -                  100
 Limited

ESD Services Limited (formerly    Hong Kong        Implementation of the operation of the               -                  100
 known as Timbo Star Investment                    HKSAR's Electronic Service Delivery system
 Limited)

4  Deferred expenditure

                                                               Year ended December 31,
                                                       1998             1997            1996
                                                          $               $                $

    As of January 1                                 398,801         207,407          157,684
        Additions                                   241,932         199,278           57,607
        Amortization                                 (7,884)         (7,884)          (7,884)
                                                    -------         -------          -------
        As of December 31                           632,849         398,801          207,407
                                                    =======         =======          =======


---------------------------------------------------------------------------------------------------------------------------------



                                               HCL HOLDINGS LIMITED AND SUBSIDIARIES

                                        NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

---------------------------------------------------------------------------------------------------------------------------------

5  Property, plant and equipment

                                                                        Office
                                                     Leasehold   furniture and     Motor    Computer         Customer
                                                  improvements       equipment  vehicles   equipment   access network
                                                             $              $          $           $                $
COST
    As of January, 1, 1996                                 156          1,993        355       3,428            9,655
    Additions                                            1,356              -          -           -           56,224
    Disposals                                                -             (3)         -           -                -
                                                       -------       --------     ------      ------          -------
    As of December 31, 1996                              1,512          1,990        355       3,428           65,879

    Additions                                            3,958              -      2,082      36,929          130,409
    Disposals                                                -              -        (81)          -                -
    Reclassification                                    13,377              -          -      29,374          (64,769)
    Transfer from construction in progress                 180              -          -         284            1,429
                                                       -------       --------     ------      ------          -------

    As of December 31, 1997                             19,027          1,990      2,356      70,015          132,948

    Additions                                            7,535              -          -      16,982          164,066
    Disposals                                                -            (28)         -      (3,387)               -
    Transfer from construction in progress               1,062              -          -         814           31,836
                                                       -------       --------     ------      ------          -------
    As of December 31, 1998                             27,624          1,962      2,356      84,424          328,850
                                                        ======         ======     ======      ======           ======
    ACCUMULATED DEPRECIATION
    As of January 1, 1996                                   13            292         89         654                -
    Depreciation for the year                               26            301         89         686                -
    Disposals                                                -             (1)         -           -                -
                                                       -------       --------     ------      ------          -------

    As of December 31, 1996                                 39            592        178       1,340                -

    Depreciation for the year                            2,188            301         75      10,463                -
    Disposals                                                -              -        (49)          -                -
    Reclassification                                     2,272              -          -       5,654                -
                                                       -------       --------     ------      ------          -------

    As of December 31, 1997                              4,499            893        204      17,457

    Depreciation for the year                            3,429            293         49      13,105                -
    Disposals                                                -            (21)         -        (761)               -

    As of December 31, 1998                              7,928          1,165        253      29,801                -
                                                        ======         ======     ======      ======          =======
    NET BOOK VALUE
    As of December 31, 1996                              1,473          1,398        177       2,088           65,879
                                                        ======         ======     ======      ======          =======
    As of December 31, 1997                             14,528          1,097      2,152      52,558          132,948
                                                        ======         ======     ======      ======          =======
    As of December 31, 1998                             19,696            797      2,103      54,623          328,850
                                                        ======         ======     ======      ======          =======


                                            Network    Transmitter
                                         Management       and site    Construction
                                             system     equipment     in progress      Total
                                                  $            $                $          $

COST
    As of January, 1, 1996                     397       118,225              -      134,209
    Additions                                   87        67,741         88,346      213,754
    Disposals                                    -             -              -           (3)
                                           -------      --------        -------     --------
    As of December 31, 1996                    484       185,966         88,346      347,960

    Additions                              125,938        80,526        204,632      584,474
    Disposals                                    -             -              -          (81)
    Reclassification                       133,993      (177,854)        65,879            -
    Transfer from construction in progres   22,683        56,412        (80,988)           -
                                           -------      --------        -------     --------
    As of December 31, 1997                283,098       145,050        277,869      932,353

    Additions                              127,020       122,821        379,534      817,958
    Disposals                                    -             -            (32)      (3,447)
    Transfer from construction in progres   36,465        18,469        (88,646)           -
                                           -------      --------        -------     --------
    As of December 31, 1998                446,583       286,340        568,725    1,746,864
                                            ======       =======         ======    =========
    ACCUMULATED DEPRECIATION
    As of January 1, 1996                       32         4,098              -        5,178
    Depreciation for the year                    9        14,114              -       15,225
    Disposals                                    -             -              -           (1)
                                           -------      --------        -------     --------
    As of December 31, 1996                     41        18,212              -       20,402

    Depreciation for the year                8,994           239              -       22,260
    Disposals                                    -             -              -          (49)
    Reclassification                        10,046       (17,972)             -            -
                                           -------      --------        -------     --------
    As of December 31, 1997                 19,081           479              -       42,613

    Depreciation for the year                9,862           280              -       27,018
    Disposals                                    -             -              -         (782)

    As of December 31, 1998                 28,943           759              -       68,849
                                          ========      ========        =======     ========
    NET BOOK VALUE
    As of December 31, 1996                    443      167,754         88,346       327,558
                                          ========      ========        =======     ========
    As of December 31, 1997                264,017      144,571        277,869       889,740
                                          ========      ========        =======     ========
    As of December 31, 1998                417,640      285,581        568,725     1,678,015
                                          ========     ========        =======     =========


                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

              NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

---------------------------------------------------------------------------------------------
6  Trade accounts receivable


                                                                      December 31,
                                                               1998       1997       1996
                                                               $          $          $

 Trade accounts receivable                                   68,084    115,439    114,283
 Less: allowance for doubtful accounts                      (27,705)   (19,257)    (5,713)
                                                          ---------   --------   --------
                                                             40,379     96,182    108,570
                                                         ==========   ========   ========


     Allowance for doubtful accounts is analyzed as follows:

                                                                Year ended December 31,
                                                               1998      1997        1996
                                                                  $         $          $


 As of January 1                                             19,257      5,713      1,419
 Provision for the year                                       8,478     14,017      4,294
 Amounts written off                                            (30)      (473)         -
                                                         ----------   --------   --------

 As of December 31                                           27,705     19,257      5,713
                                                         ==========   ========   ========


7  Due from affiliates

                                                                       December 31,
                                                               1998       1997       1996
                                                                  $          $          $


Interest bearing                                            14,677       3,100      1,100
Non-interest bearing                                            47     185,117    148,752
                                                         ----------   --------   --------
                                                            14,724     188,217    149,852
                                                         ==========   ========   ========

Amounts due from affiliates are unsecured and have no fixed repayment terms. The interest bearing amounts due from affiliated companies bear interest at the Hong
Kong Interbank Offer Rate ("HIBOR") less 0.25%.


---------------------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

-------------------------------------------------------------------------------

8  Accounts payable and accrued liabilities



                                                                                     December 31,
                                                                       1998             1997            1996
                                                                          $                $               $

   Payables for acquisition of  property plant
   and equipment                                                    108,258           60,445          20,947
   Other creditors                                                    3,319           35,471          18,203
   Deposits from other carriers                                      28,080           22,702           9,038
   Accrual for interconnection  charges                              71,243          134,350          77,396
   Accrual for regulation fees                                        2,564           94,509          24,967
   Accrual for professional fees                                     34,945                -               -
   Accrual for advertising and promotion expenses                    18,861                -               -
   Other provisions                                                  27,298           18,311          14,081
                                                                    -------          -------         -------
                                                                    294,568          365,788         164,632
                                                                    =======          =======         =======

9  Short term loan from the Excluded Business

   The short term loan from the Excluded Business is a short term advance which is unsecured and has no fixed repayment terms. For the period prior to May 1, 1997, the loan was interest free. From May 1, 1997 onwards the loan bore interest at HIBOR less 0.25%.

10 Due to affiliates

   The amounts due to affiliates are due to companies under the common control of Hutchison Whampoa Limited, are unsecured, and have no fixed repayment terms. For the period prior to May 1, 1998, the amounts due to affiliates were interest free. From May 1, 1998 onwards, the amounts bore interest at HIBOR less 0.25%.

11 Long term loan from an affiliate

   The long term loan from an affiliate is due to a company under the common control of Hutchison Whampoa Limited, is unsecured, and has no fixed repayment terms. For the three years ended December 31, 1998 this loan bore interest at HIBOR.

12  Long term loan from HCLNP's then partners

    The funding for HCLNP has been by way of long term loans from HCLNP's then partners. The amount is unsecured, interest free and has no fixed repayment terms.

13  Share capital

    The share capital of the company comprises 1 share of US$1 which is fully paid.

--------------------------------------------------------------------------------


                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

              NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

------------------------------------------------------------------------------------------------------


14  Related party transactions

    The Company undertook the following transactions with related parties:


                                                                          Year  ended December 31,
                                                                       1998         1997         1996
                                                                          $            $            $

    Fees to affiliates
    for the provision of management
    and treasury services (Note a)                                    40,272       31,000        3,833
                                                                     -------     --------      -------
    Share of common costs allocated
    from an affiliate (Note a)                                       269,268      249,377      113,142
                                                                     -------     --------      -------

    Interest payable to:
    - affiliates                                                      42,751       30,095       11,794
    - the Excluded Business                                           10,084        7,532            -
                                                                     -------     --------      -------


    Interest income receivable from a related company                    431         543           677
                                                                     -------     --------      -------


(a) Certain operating expenses of the Company, along with certain other affiliates under the common control of Hutchison Whampoa Limited, are incurred by an affiliate under the common control of Hutchison Whampoa
    Limited providing certain services and facilities to the Company and the said other affiliates. These expenses relate to a number of different cost centers. Essentially, the Company is charged a share of these common costs based on the allocation, by reference to the respective allocation percentages fixed in respect of each cost center, on the basis of projected time consumption of services and facilities used by the business operations sharing the relevant services and facilities. Similar arrangements will be in place, for a period of time following the Reorganization set out in note
    1, until an independent operating structure has been established. The expenses for the period prior to the Reorganization are not necessarily indicative of the future expenses to be incurred.

(b) An affiliate under the common control of Hutchison Whampoa Limited has issued guarantees, counter indemnities and letters of awareness in respect of a loan facility of $1,160,000 utilized by the Excluded Business and guarantee line facilities amounting to $100,000 in respect of the Company.
    Pursuant to the Reorganization set out in note 1 the loan facility is to be transferred to an affiliate under the common control of Hutchison Whampoa
    Limited and the guarantee line facilities will be replaced by a facility arranged by the Company. The guarantee line facilities utilized by the Company as of December 31, 1998 was $70,071. The Company is not charged for these guarantees.


------------------------------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------

15  Taxes

    The company had no taxable income for each of the three years ended December 31, 1998. The tax provision in the income statement is based on the notional income tax expense the Company would have had on a stand alone basis. The provision for income tax for each of the three years ended December 31, 1998, 1997 and 1996 differs from the amount of income tax determined by the application of Hong Kong statutory income tax rate to pre-tax income as a result of the following differences:

                                                                               Year ended December 31,

                                                                             1998      1997         1996
                                                                                $         $            $

Income tax (charge) / credit at the Hong Kong statutory rate                 (996)    26,129      21,452

Effect of expenses not deductible for income tax                              (29)    (1,466)       (20)
Net deferred tax (asset) / liability not accounted for                      1,025    (24,663)   (21,432)
                                                                         --------   --------    --------
Combined statement of operations                                                -          -          -
                                                                         ========   ========    ========

The deferred tax assets and liabilities of the Company at December 31, 1998, 1997 and 1996 were affected by certain intercompany tax sharing arrangements as follows:

(a) tax losses of HCLNP were utilized by affiliates under the common control of Hutchison Whampoa Limited for nil consideration.

(b) tax losses of the Excluded Business have been retained by the Company and will be available for use against future profits.

--------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------

15  Taxes (Continued)

    Deferred income tax reflects the tax effect of timing differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes and tax loss carryforwards. There is no limitation in Hong Kong on the period in which the Company's tax loss carryforwards can be utilized. The following is a summary of the significant components of the Company's deferred tax assets and liabilities:

                                                                             December 31,
                                                        1998                        1997                      1996
                                                  Assets     Liabilities     Assets    Liabilities      Assets    Liabilities
                                                       $              $           $              $           $              $

    Tax losses                                   165,744              -      130,520             -       78,627               -
    Accelerated depreciation allowances                -        164,155            -        88,894            -          33,713
    Other temporary differences                        -        100,688            -        63,249            -          32,801
                                                --------        -------     --------       -------       ------         -------
                                                 165,744        264,843      130,520       152,143       78,627          66,514
    Amount not required to be provided under           -        (99,099)           -       (21,623)     (12,113)              -
    HKGAAP
                                                --------        -------     --------      --------       ------         -------

    Provided                                     165,744        165,744      130,520       130,520       66,514          66,514
                                                ========        =======     ========      ========       ======         =======


--------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------

16   Commitments and contingencies

(a) The Company is committed under its contracts to purchase property plant and equipment amounting to approximately $906,790, $711,768 and $281,895 as of December 31, 1998, 1997 and 1996 respectively.

(b) The Company has commitments under various operating leases primarily relating to land and buildings and lease lines in Hong Kong. Operating lease expenses were $34,430, $27,865 and $5,325 for each of the three years ended December 31, 1998, 1997 and 1996 respectively.

     As of December 31, the Company had commitments to make payments in the next twelve months under operating leases which expire as follows:

                                                                           December 31,
                                                                   1998      1997       1996
                                                                     $          $          $


Land and buildings
   Within one year                                                  459        459       198
   In the second to fifth years inclusive                         2,065      2,065     4,214
   After the fifth year                                               -          -     1,021
                                                                  -----      -----     -----
                                                                  2,524      2,524     5,433
                                                                  =====      =====     =====

   Leased lines
     Within one year                                             14,973      1,549         -
     In the second to fifth years inclusive                      21,060     18,708         -
                                                                 ------     ------     -----

                                                                 36,033     20,257         -
                                                                 ======     ======     =====


(c)  The Company has performance guarantees given to:

     (i) The Office of the Telecommunications Authority of Hong Kong in respect of installation of a transmission network totaling approximately HK$19 million as of December 31, 1998.

     (ii) Third party network operators in relation to the construction of exchanges for approximately $51 million as of December 31, 1998.

(d) A potential claim has been made against the Company by a third party network operator amounting to HK$45 million. No provision has been made for this claim since in the preliminary advice of the senior counsel the probability of a material loss crystallizing is remote.

(e) The Inland Revenue Department of Hong Kong is in dispute with one of the Company's subsidiaries, Hutchison Communications Limited ("HCL") over a claim made by HCL on HCL's profits tax return filed for the year of assessment 1994/1995 in the amount of HK$57 million. As HCL has made no taxable profits to date, the dispute will only re-open when HCL generates a taxable profit after absorbing all other tax losses brought forward. In calculating the deferred income tax assets and liabilities for the three years ended December 31, 1998 no deferred income tax assets have been accounted for in respect of the amount under dispute.
--------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------


17   Subsequent events

(a) As described in note 1, on November 15, 1999 the Company, Hutchison Telecommunications Limited, Hutchison Whampoa Limited and Global Crossing entered into the Agreement for the acquisition by Global Crossing of 50% of the ordinary share capital of the Company. Further details are set out in note 1 above.

(b) Pursuant to the provisions of the Agreement the Company has undergone the Reorganization described in note 1(a) above and its loans payable to, amounts due to, and amounts due from, affiliates under the common control of Hutchison Whampoa Limited will be capitalized as set out in note 1(b) above.

(c) On November 12, 1999 ESD Services Limited, a subsidiary of HCLH, entered into a contract with the Government of the HKSAR to implement and operate the ESD system as described in note 1 above. In connection with such implementation and operation, ESD Services Limited has proposed to incur capital expenditure on the ESD system amounting to approximately HK$80 million and Compaq Computer Limited is obliged to acquire 15% of the ordinary share capital of ESD Services Limited. A performance bond for approximately HK$12 million has been issued in favor of the Government of the HKSAR in compliance with the contract.

--------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------

18   Summary of differences between HKGAAP and USGAAP

(a) The Company's combined financial statements are prepared in accordance with accounting principles generally accepted in Hong Kong ("HKGAAP"), which differ in some respects from accounting principles generally accepted in the United States of America ("USGAAP"). Any differences in accounting principles as they pertain to the accompanying combined financial statements were immaterial except as described below:



                                                                       Year ended December 31,
                                                                    1998             1997             1996
                                                  Note               HK$              HK$              HK$

         Net profit/(loss) under HKGAAP                            6,228         (163,304)        (134,073)

         USGAAP adjustments:
         Deferred expenditure                     (i)           (234,048)        (191,394)         (49,723)
         Capitalized interest                     (ii)           (10,743)          (3,098)               -
         General provisions                      (iii)            (3,595)           6,686           30,170
         Depreciation                             (iv)           (37,368)          (5,737)               -
                                                                --------        ---------         --------
         Net loss under USGAAP                                  (279,526)        (356,847)        (153,626)
                                                                ========        =========         ========

         Net loss per share under USGAAP                        (279,526)        (356,847)        (153,626)
                                                                ========        =========         ========

         Total owner's deficit under HKGAAP                     (290,479)        (296,707)        (133,403)

         USGAAP adjustments:
         Deferred expenditure                     (i)           (656,501)        (414,569)        (215,291)
         Accumulated amortization of deferred
         expenditure                              (i)             23,652           15,768            7,884
         Capitalized interest                     (ii)           (13,841)          (3,098)               -
         General provisions                      (iii)            33,261           36,856           30,170
         Depreciation                             (iv)           (43,105)          (5,737)               -
         Deferred tax (liability) / asset not
         required
         to be provided under HKGAAP              (v)            (99,099)         (21,623)          12,113
         Deferred tax effect of USGAAP
         adjustments                                             106,325           60,604           28,357
                                                                --------        ---------         --------

         Total owner's deficit under USGAAP                     (939,787)        (628,506)        (270,170)
                                                                ========        =========         ========

--------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------

     Under HKGAAP, the statement of cash flows should be presented under the following five standard headings: (a) operating activities; (b) returns on investments and servicing of finance; (c) taxation; (d) investing activities; and (e) financing. Under USGAAP, only three categories of cash flow activities are presented: (a) operating; (b) investing; and (c) financing. Cash flows from returns on investments and servicing of finance and taxation would be classified under USGAAP as either operating, investing or financing activities based on the nature of the specific items. For example, under USGAAP, operating activities would include interest received, dividends received from associated companies and operating interest and profits tax paid, while investing activities would include capitalized interest paid, and financing activities would include ordinary and special interim dividends paid. Additionally, HKGAAP includes bank overdrafts within the definition of cash and cash equivalents, whereas USGAAP classifies bank overdrafts as financing activities. Also, under HKGAAP operating profit is reconciled to cash flows provided by/used in operating activities, while under USGAAP net income is adopted in place of operating profit. The cash flow data by operating, investing and financing activities in accordance with USGAAP are summarized below:

                                                                                         Year ended December 31,
                                                                                           1998        1997        1996
                                                                                              $           $           $


    Net cash provided/(used) by:
    Operating activities                                                                  (31,928)   (200,364)   (336,647)
    Investing activities                                                                 (756,189)   (541,806)   (210,066)
    Financing activities                                                                  767,671     761,334     539,834
                                                                                         --------    --------    --------
     Decrease in cash and cash equivalents                                                (20,446)     19,164      (6,879)
     Cash and cash equivalents at beginning of year                                        20,774       1,610       8,489
                                                                                         --------    --------    --------
     Cash and cash equivalents at end of year                                                 328      20,774       1,610
                                                                                         ========    ========    ========

(i)  Deferred expenditure

     There is no accounting standard under HKGAAP on accounting for pre-operating expenditure. The Company adopts the policy that pre-operating expenses incurred prior to full commercial operations are deferred and amortized on the straight line basis over a period of 10 years.

     Under USGAAP, deferred expenditure should be charged to the statements of operations as incurred in accordance with Statement of Position 98-5 and should not be deferred.

(ii) Capitalized interest

     The Company has capitalized certain interest costs incurred during the course of construction of network assets and for the period from the date the assets were available for use until the date of full commercial operations.

     Under USGAAP, the Company has not capitalized interest in property, plant and equipment.

(iii) General provisions

     There is no prescriptive accounting standard in relation to recording provisions in HKGAAP and provisions are recorded based on estimated liabilities.

     Under the more prescriptive requirements of USGAAP certain provisions recorded by the Company would not have been recorded.

--------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------



(iv) Depreciation

     The Company commences depreciation of network assets from the date of full commercial operations and calculates depreciation on a proportionate straight line basis taking into account the number of subscribers compared to the forecast capacity number of subscribers.

     Under USGAAP depreciation must commence from the date the asset is available for use and be calculated on a straight line basis.

(v)  Deferred tax

     Under HKGAAP, deferred taxation is accounted for at the current taxation rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or an asset is expected to be payable or receivable in the foreseeable future.

     Under USGAAP, the Company is required to recognize deferred tax assets and liabilities for the expected future tax consequences of all temporary differences between the book and tax basis of assets and liabilities and tax loss carryforwards. A valuation allowance is established for deferred tax asset where it is considered more likely than not that the asset will not be realized.

(b)  Financial instruments

(i)  Financial assets and liabilities

     Financial assets of the Company include cash at bank, trade accounts receivable, other assets, prepaid costs and amounts due from affiliates under the common control of Hutchison Whampoa Limited. Financial liabilities of the Company include bank overdraft, accounts payable, accrued expenses, amounts due to affiliates under the common control of Hutchison Whampoa Limited, long term loan from an affiliate under the common control of Hutchison Whampoa Limited, long term loan from HCLNP's then partners and loan from the Excluded Business. It is not practicable to estimate the fair value of the long term loans from, amounts due to and amounts due from affiliates under the common control of Hutchison Whampoa Limited and the loan from the Excluded Business without incurring excessive cost. The fair value of all other financial instruments approximate their carrying amounts due to the nature or short maturity of these instruments.

     Pursuant to the Reorganization described to in note 1 above, the loans from, amounts due to, and amounts due from, affiliates under the common control of Hutchison Whampoa Limited will be capitalized prior to the scheduled closing date of the transaction with Global Crossing.

(ii) Concentration of credit risk

     Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, trade receivables and deposits, prepayments and other receivables.

     Cash and cash equivalents - substantially all the Company's cash and bank balances are placed with a number of international banks in Hong Kong to which the Company believes its exposure to risk is limited.

     Trade receivables - these mainly represent service fee receivables from the Company's customers in the HKSAR.

     Deposits, prepayments and other receivable - these are spread among numerous third parties.

--------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------


(c)  Business segmental information

     The Company conducts its business in one territory, Hong Kong and has derived its revenue principally from the provision of international services, local fixed network services and multimedia services to customers. These are its three operating segments. For management purposes the results of these three operating segments are analyzed separately. Certain of the assets and liabilities of the international services and local fixed network services segments are shared and grouped together for management purposes. The segmental information for identifiable assets and capital expenditure is based on the grouping together of the assets and liabilities of international services and local fixed network services. Segmental information in relation to revenues, operating income/(loss), and depreciation and amortization is provided for each of the three operating segments. Depreciation and amortization on separately identifiable property, plant and equipment is charged to operating segments on an actual basis. Depreciation in respect of shared assets is allocated to operating segments by reference to the respective allocation percentages fixed in respect of each cost on the basis of projected time consumption of services and facilities by the business operation sharing the relevant services and facilities. No depreciation was charged in respect of local fixed network services because these segments were considered in the pre-operating stage prior to January 1, 1999 and, accordingly, under HKGAAP and in the management accounts, no depreciation was charged in respect of these segments.

     The Company is based in Hong Kong and its accounting records and management information is based on accounting principles generally accepted in Hong Kong. FAS 131 "Disclosures about Segments of an Enterprise and Related Information" requires that the segmental information disclosed be based on the information used by the Company's chief operating decision maker for evaluating segmental performance and deciding how to allocate resources to segments.

     Summarized financial information by business segment is as follows:

     Combined Statements of Operations
                                                                      Operating
                                                    Revenues       income / (loss)      Depreciation
                                                           $                     $                 $
     Year ended December 31, 1998

     International services                            886,157             53,443              27,018
     Local fixed network services                       62,889           (234,549)                  -
     Multimedia services                                 1,074            (13,009)                  -
                                                       -------           --------              ------
                                                       950,120           (194,115)             27,018
                                                       =======           =========             ======

     Year ended December 31, 1997

     International services                          1,259,837           (137,181)             22,260
     Local fixed network services                        2,269           (191,523)                  -
                                                     ---------           --------              ------
                                                     1,262,106           (328,704)             22,260

     Year ended December 31, 1996

       International services                          790,995           (122,937)             15,225
       Local fixed network services                          -            (57,620)                  -
                                                     ---------           --------              ------

                                                       790,995           (180,557)             15,225
                                                     =========           =========             ======

-------------------------------------------------------------------------------------------------------



                                               HCL HOLDINGS LIMITED AND SUBSIDIARIES

                                        NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------------------------------------
(c)    Business segmental information (Continued)
                                                                  Identifiable            Capital
                                                                        assets        expenditure
                                                                             $                  $
       Year ended December 31, 1998

       International services and local
       fixed network services                                          2,366,348         810,614
       Multimedia services                                                15,243           7,344
                                                                       ---------         -------

                                                                       2,381,591         817,958
                                                                       =========         =======

       Year ended December 31, 1997

       International services and local                                1,609,971         584,474
       fixed network services
       Multimedia services                                                     -               -
                                                                       ---------         -------

                                                                       1,609,971         584,474
                                                                       =========         =======


       Year ended December 31, 1996

       International services and local fixed network services           804,298         213,754
       Multimedia services                                                     -               -
                                                                       ---------         -------

                                                                         804,298         213,754
                                                                       =========         =======

     Reconciliation of segment operating loss to net profit/(loss) before tax



                                                                         Year ended December 31,
                                                                     1998             1997              1996
                                                                        $                $                 $

        Operating loss                                            (194,115)        (328,704)        (180,557)
        Interest income                                                504              658              677
        Interest expense                                           (52,837)         (37,634)         (11,800)
        Expenditure deferred during                                241,932          199,278           57,607
        the year
        Interest expense capitalized
        in property, plant and equipment                            10,744            3,098                -
                                                                 ---------         --------         ---------

        Net profit/(loss) before tax                                 6,228         (163,304)        (134,073)
        under HKGAAP

        Effect of USGAAP adjustments:                             (285,754)        (193,543)         (19,553)
                                                                 ---------         --------         ---------

        Net loss under USGAAP                                     (279,526)        (356,847)        (153,626)
                                                                 =========         ========         =========


     The Company derives revenues from customers located primarily in Hong Kong and the Company's long lived assets are located primarily in the HKSAR.
--------------------------------------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

--------------------------------------------------------------------------------

(d)  Recently adopted and new accounting standards in USGAAP

     In 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Cost of Start-Up Activities" ("SOP 98-5"). SOP 98-5 is applicable for fiscal years beginning December 15, 1999. SOP 98-5 has been adopted in note 18(a) above for each of the three years ended December 31, 1998.

     The Financial Accounting Standards Board ("FASB") has issued certain pronouncements which are not effective with respect to the fiscal years presented in note 18(a) above.

     SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities" is effective for fiscal years beginning after June 15, 2000. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measures those instruments at fair value. The Company has evaluated the requirements of SFAS No.133 and believes that, since it currently does not utilize derivative instruments in its operations, the adoption of this new standard would not have a material impact on note 18(a) above.

(e)  Operating lease commitments

     Under HKGAAP, commitments under operating leases represent payments in the next twelve months under non cancelable operating leases.

     Under USGAAP, commitments under operating leases represent minimum future rented payments in total and for each of the next five years for operating leases with non-cancelable operating leases with lease terms in excess of one year as follows:-

                                                                      $
     For the year ending December 31, 1999                         20,120
     2000                                                          14,563
     2001                                                          14,335
     2002                                                           3,531
     2003                                                             456
     Thereafter                                                     1,712
                                                                   ------
                                                                   54,717
                                                                   ======

(f)  Net profit/(loss) per share

     Under USGAAP, historical net loss per share would be $279,526, $356,847 and $153,626 for each of the three years ended 1998, 1997, 1996 respectively. This is calculated based on one ordinary share in issue throughout the three years ended December 31, 1998. The historical capital structure is substantially different from the capital structure expected to be in place following the Reorganization described in note 1 above.

--------------------------------------------------------------------------------

COMBINED FINANCIAL STATEMENTS OF HCL HOLDINGS LIMITED AND SUBSIDIARIES

For the nine months ended September 30, 1999 and 1998

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

                             COMBINED BALANCE SHEET

                      (In thousands of Hong Kong dollars)

------------------------------------------------------------------------------

                                                                                September 30,
                                                                                         1999
                                                                     Note                   $
                                                                                  (unaudited)
ASSETS
Current assets
 Trade accounts receivable                                              6              44,073
 Due from affiliates                                                    7              37,238
 Other assets and prepaid costs                                                        33,334
                                                                                -------------
Total current assets                                                                  114,645
Deferred expenditure                                                    4             583,612
Property, plant and equipment                                           5           2,146,357
                                                                                -------------
 TOTAL ASSETS                                                                       2,844,614
                                                                                =============

LIABILITIES
Current liabilities
 Bank overdraft                                                                         1,076
 Accounts payable and accrued liabilities                               8             257,622
 Deferred income                                                                       47,416
 Short term loan from the Excluded Business                             9             126,327
 Due to affiliates                                                     10              94,832
                                                                                -------------
 Total current liabilities                                                            527,273

Long term loan from an affiliate                                       11             754,482
Long term loan from HCLNP's  then partners                             12           2,064,065
                                                                                -------------
 Total liabilities                                                                  3,345,820
                                                                                -------------
OWNER'S DEFICIT

Share capital, share of US$1, authorized, issued and fully paid        13                   -
Accumulated deficit                                                                  (501,206)
                                                                                -------------
Total owner's deficit                                                                (501,206)
                                                                                =============
TOTAL LIABILITIES AND OWNER'S DEFICIT                                               2,844,614
                                                                                =============

    See accompanying notes to the combined financial statements which are an integral part of these statements.
------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

                       COMBINED STATEMENTS OF OPERATIONS

                      (In thousands of Hong Kong dollars)

------------------------------------------------------------------------------

                                                                            Nine months ended September 30,
                                                                                 1999                1998
                                                                                    $                    $
                                                                          (unaudited)          (unaudited)
REVENUES                                                                      615,940              735,933
                                                                          -----------          -----------
OPERATING EXPENSES
 Cost of services, exclusive of depreciation and
  amortization shown below                                                    528,546              713,940
 Sales, general and administrative                                            159,881              106,576
 Amortization of deferred expenditure                                          49,237                5,913
 Depreciation of property, plant and equipment                                 43,050               19,616
 Provision for doubtful accounts                                                8,713                7,392
                                                                          -----------          -----------
TOTAL OPERATING EXPENSES                                                      789,427              853,437
                                                                          ===========          ===========

OPERATING LOSS                                                               (173,487)            (117,504)

 Interest income                                                                  601                  435
 Interest expense                                                             (37,841)             (39,988)
 Expenditure deferred during the period                                             -              190,681
 Interest expense capitalized in property, plant
  and equipment                                                                     -                7,453
                                                                          -----------          -----------
NET (LOSS)/PROFIT BEFORE TAX                                                 (210,727)              41,077

PROVISION FOR TAX                                                                   -                    -
                                                                          -----------          -----------
NET (LOSS)/PROFIT                                                            (210,727)              41,077
                                                                          ===========          ===========

    See accompanying notes to the combined financial statements which are an integral part of these statements.
------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

           COMBINED STATEMENT OF CHANGES IN OWNER'S EQUITY/(DEFICIT)

                      (In thousands of Hong Kong dollars)

------------------------------------------------------------------------------

                                                                                              Accumulated
                                                                                                  deficit
                                                                                                        $
Owner's deficit as of January 1, 1999                                                           (290,479)
Net loss from combined statement of operations (unaudited)                                      (210,727)
                                                                                               ---------
Owner's deficit as of September 30, 1999 (unaudited)                                            (501,206)
                                                                                               =========


    See accompanying notes to the combined financial statements which are an integral part of these statements.

------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

                        COMBINED STATEMENT OF CASH FLOWS

                      (In thousands of Hong Kong dollars)

------------------------------------------------------------------------------

                                                                          Nine months ended September 30,
                                                      Note                        1999               1998
                                                                                     $                  $
                                                                           (unaudited)        (unaudited)

Net cash (outflow)/inflow from operating activities     (a)                   (29,209)            231,648
                                                                          -----------         -----------
Returns on investments and servicing of finance

 Interest received                                                                601                 435
 Interest paid (including amounts capitalized)                                (37,841)            (39,988)
                                                                          -----------         -----------
Net cash outflow from returns on investments and
 servicing of finance                                                         (37,240)            (39,553)
                                                                          -----------         -----------
Investing activities

 Payment for deferred expenditure                                                   -            (177,674)
 Purchase of fixed assets                                                    (577,786)           (495,528)
 Proceeds on disposals of fixed assets                                             31                  33
                                                                          -----------         -----------
Net cash outflow from investing activities                                   (577,755)           (673,169)
                                                                          -----------         -----------
Net cash outflow before financing                                            (644,204)           (481,074)
                                                        (b)

Financing
 Repayment of short term loans from the
  Excluded Business                                                           (28,240)            (80,293)
 Long term loan borrowed from an affiliate                                    124,800             107,500
 Long term loan borrowed from HCLNP's then partners                           546,240             434,787
                                                                          -----------         -----------
Net cash inflow from financing                                                642,800             461,994
                                                                          ===========         ===========

Decrease in cash and cash equivalents                                          (1,404)            (19,080)
Cash and cash equivalents at beginning of period                                  328              19,218
                                                                          -----------         -----------
Cash and cash equivalents at end of period                                     (1,076)                138
                                                                          ===========         ===========
Analysis of the balances of cash and cash equivalents:

 Bank balances                                                                      -                 184
 Bank overdraft                                                                (1,076)                (46)
                                                                          -----------         -----------
                                                                               (1,076)                138
                                                                          ===========         ===========


    See accompanying notes to the combined financial statements which are an integral part of these statements.
------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

                      (In thousands of Hong Kong dollars)

------------------------------------------------------------------------------

Notes to the combined statements of cash flows

(a)      Reconciliation of net (loss) / profit before tax to net cash (outflow)/inflow from operating activities

                                                                                 Nine months ended September 30,
                                                                                        1999                1998
                                                                                           $                  $
                                                                                 (unaudited)        (unaudited)

    Net (loss)/profit before tax                                                   (210,727)             41,077
    Amortization of deferred expenditure                                             49,237               5,913
    Depreciation of property, plant and equipment                                    43,050              19,615
    Loss on disposals of property, plant and equipment                                    5                  39
    Interest income                                                                    (601)               (435)
    Interest expense                                                                 37,841              19,529
    (Increase)/decrease in trade accounts receivable                                 (3,694)             57,107
    (Increase)decrease in due from affiliates                                       (22,514)            174,679
    (Increase)/decrease in other assets and prepaid costs                           (18,038)                345
    Increase/(decrease) in accounts payable and accrued liabilities                  29,412            (186,949)
    Increase in deferred income                                                      40,076                 469
    Increase in due to affiliates                                                    26,744             100,259
                                                                                -----------         -----------
    Net cash (outflow)/inflow from operating activities                             (29,209)            231,648
                                                                                ===========         ===========

(b)      Analysis of changes in financing during the year

                                                            Short term                                Long term
                                                         loan from the            Long term           loan from
                                                              Excluded            loan from             HCLNP's
                                                              Business         an affiliate       then partners
                                                                     $                    $                   $
    As of January 1, 1998                                      220,538              471,482             840,827
    Cash (outflows) / inflows from financing                   (80,293)             107,500             434,787
                                                           -----------          -----------         -----------
    As of September 30, 1998                                   140,245              578,982           1,275,614
                                                           ===========          ===========         ===========

    As of January 1, 1999                                      154,567              629,682           1,517,825
    Cash (outflows) / inflows from financing                   (28,240)             124,800             546,240
                                                           -----------          -----------         -----------
    As of September 30, 1999                                   126,327              754,482           2,064,065
                                                           ===========          ===========         ===========

   See accompanying notes to the combined financial statements which are an integral part of these statements.
------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

------------------------------------------------------------------------------

(Throughout these notes to combined financial statements, references to "$" are to thousands of Hong Kong dollars unless otherwise specified)

  1  BUSINESS, ORGANIZATION AND BASIS OF PREPARATION

     HCL Holdings Limited ("HCLH") and its subsidiaries ("the Company") provide fixed network services, including international services, local fixed network services, and multimedia services, in the Hong Kong Special Administrative Region of the People's Republic of China ("HKSAR"). The Company is a wholly owned subsidiary of, and is controlled by, Hutchison Whampoa Limited, a company incorporated in Hong Kong and listed on The Stock Exchange of Hong Kong Limited.

     The Company's international services business provides services to customers using several leased international transmission circuits for direct transmission of international calls between its switches in Hong Kong and switches in other countries.

     The Company's multimedia services business provides a package of Internet services including: internet access and dial-up services to residential and corporate subscribers, content and e-service offerings, and will implement and operate an Electronic Service Delivery system ("the ESD system") allowing the public to interact with various departments of the HKSAR Government and the private sector.

     The construction and development of the Company's local fixed network fiber optic backbone was completed in the first quarter of 1999 which enables the Company to provide services to Hong Kong's business districts and certain high density and private residential developments. With the extension of the HKSAR Government's moratorium on the Issue of Further Local Fixed Telecommunications Network Services Licenses and Licensing of Additional External Facilities - Based Operators to January 2003, the Company will expedite its network rollout and has made a commitment to the HKSAR Government that it will invest a total of not less than HK$2 billion for the purpose of developing, establishing and maintaining the network for the provision of the service from January 1, 1999 up to December 31, 2002.

     Pursuant to an agreement entered into on November 15, 1999 ("the Agreement") between the Company, its holding company Hutchison Telecommunications Limited, Hutchison Whampoa Limited, and Global Crossing Ltd. ("Global Crossing"), the following transactions have occurred:

     (a) The Company has undergone a reorganization ("the Reorganization") involving transfers of certain businesses. These transfers were between entities under the common control of Hutchison Whampoa Limited. The following transfers have taken place:

          (1) Prior to December 15, 1999 the business of the provision of paging, call centers and other ancillary services and the sales of mobile phones, pagers and accessories and certain other retailing activities carried on and operated by a division of Hutchison Communications Limited ("HCL"), a subsidiary of HCLH, and certain other inactive subsidiaries of the Company (the "Excluded Business"), were transferred to affiliates under the common control of Hutchison Whampoa Limited for an aggregate consideration of HK$1,705,220 which corresponded to the net liabilities of the Excluded Business. The operations, assets and liabilities of the Excluded Business statements, have not been included in these combined financial statements on the basis that this business was operated as a separate division with dedicated management.

------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

1    BUSINESS, ORGANIZATION AND BASIS OF PREPARATION (Continued)

      (2) The Company and its subsidiaries acquired a 99.99% interest in HCL Network Partnership ("HCLNP"), a partnership between three affiliates under the common control of Hutchison Whampoa Limited which owns the network equipment used by the Company to provide local fixed network services, for HK$2,195,361 consideration. This consideration was satisfied by the transfer of capital and assumption of a loan payable by HCLNP to its then partners, which are companies under the common control of Hutchison Whampoa Limited, and will be capitalized as described in note 1(b) below.

          The operations, assets and liabilities of HCLNP have been included in the combined financial statements in a manner similar to a pooling of interests. For each of the two periods ended September 30, 1999 the taxable losses of HCLNP were utilized by its then partners for nil consideration and are not available for use by the Company.

     (b) In connection with the Reorganization, all of the Company's loans payable to, amounts due to, and amounts due from, affiliates under the common control of Hutchison Whampoa Limited will be capitalized through the issue of two new shares to Hutchison Telecommunications Limited.

     (c) Upon completion of the transaction, Global Crossing will acquire one share in the Company from Hutchison Telecommunications Limited and directly provide to Hutchison Whampoa Limited US$400 million in Global Crossing convertible preferred stock. Additionally, the Company will issue one share to Global Crossing in return for US$400 million, which will be settled partly by cash and partly by capacity.

     Following the completion of these transactions, the Company will be a 50-50 joint venture between Global Crossing and Hutchison Whampoa Limited. The transaction with Global Crossing is scheduled to close in January 2000. The Reorganization is required to be completed prior to closing.

     Details of the Company's major subsidiaries after the Reorganization are described in note 3 to the combined financial statements.

     The Company had a net (loss)/profit of ($210,727) and $41,077 for the nine months ended September 30, 1999 and 1998, respectively, and at September 30, 1999, the Company had an owner's deficit of $501,206. The Company is expected to incur future operating losses in 1999 and, as of September 30, 1999 had significant commitments for capital expenditure. The Company has been financed by way of intercompany loans from companies under the common control of Hutchison Whampoa Limited. As set out in note 1(b), upon completion, all shareholders' loan advanced to the Company up to December 15, 1999, are to be capitalized through the issue of new shares. The combined financial statements for the nine months ended September 30, 1999 and 1998, respectively have been prepared on a going concern basis on the basis that Hutchison Whampoa Limited will continue to provide financial support to the Company up to December 31, 1999 and the Company will be able to secure financing from its shareholders and/or other parties thereafter.


------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

2    Significant accounting policies

     These financial statements have been prepared in accordance with accounting principles generally accepted in Hong Kong ("HKGAAP"). The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The significant accounting policies are summarized as follows.

(a)  Basis of combination

     The combined financial statements include the accounts of HCLH and its wholly owned subsidiaries excluding the Excluded Business and including HCLNP as a result of the Reorganization described in note 1. All significant transactions within the Company have been eliminated. The results and cash flows for the nine months ended September 30, 1999 are unaudited and included all adjustments considered necessary for a fair presentation of the unaudited financial information.

(b)  Deferred expenditure

     Deferred expenditure represents the pre-operating expenses, including interest costs, of international services, local fixed network services and multimedia services. Pre-operating expenses are amortized over 10 years from the date of full commercial operations of each business line.


(c)  Property, plant and equipment

     Property, plant and equipment other than construction in progress are stated at cost less accumulated depreciation.

     Construction in progress, which includes direct expenditure for construction of a network, is stated at cost. Capitalized costs include costs incurred under the construction contract, consultancy fees and interest incurred during the construction phase. Once all the activities necessary to prepare the assets to be available for their use are substantially completed, the construction in progress is transferred to property, plant and equipment. No depreciation is provided in respect of construction in progress.

     Leasehold land is amortized over the remaining period of the lease. The building is depreciated over the remaining period of the lease. Leasehold improvements are depreciated over the unexpired period of the lease or 15%, whichever is shorter.

     Other fixed assets are depreciated to write off their costs over their estimated useful lives on a straight line basis at the following annual rates:

     Computer equipment                        20%
     Customer access network                   4%-15%
     Motor vehicles                            25%
     Network management system                 6.67%
     Office furniture and equipment            15%
     Transmission, plant and site equipment    4-20%

     Maintenance costs are expensed as incurred.


------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

2    Significant accounting policies (Continued)

(d)  Cash and cash equivalents

     The Company considers cash at bank and bank overdraft to be cash equivalents.

(e)  Revenues

     Revenues in respect of international services, local fixed network services and multimedia services are recognized when the services are rendered.

     Interest income is recognized on an accrual basis.

(f)  Interest cost

     Interest cost incurred during the construction or acquisition of assets, for the Company's own use, which require a period of time to bring them to their intended use and interest cost incurred during the pre-operating phase of a business line, is capitalized. Other interest cost is expensed in the statement of operations as incurred.

(g)  Advertising and promotion costs

     Advertising and promotion costs are expensed as incurred. Advertising and promotion costs amounted to $57,610 and $12,350 for each of the nine months ended September 30, 1999 and 1998, respectively.

(h)  Retirement benefit plans

     The Company's employees are members of two pension schemes administered by an affiliate which include the employees of the Company and of a number of affiliates. The Company contributes to these schemes based upon notification of charges from the administering company. The contributions are charged immediately to the statement of operations.

     The retirement contributions incurred and borne by the Company were $6,854 and $6,923 for each of the nine months ended September 30, 1999 and 1998 respectively.

(i)  Allowance for doubtful accounts

     An allowance for doubtful accounts is provided based on an evaluation of the recoverability of the receivables at the balance sheet date. Trade accounts receivable are stated net of such allowance.

(j)  Deferred income

     Subscription income and income billed in advance is deferred and credited to the Statement of Operations on a straight line basis over the related period.

(k)  Operating leases

     Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Rentals applicable to such operating leases are charged to the profit and loss account on a straight line basis over the lease term.


------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

2    Significant accounting policies (Continued)

(l)  Translation of foreign currencies

     The functional currency of the Company's operations is the Hong Kong dollar.

     Transactions in foreign currencies are translated at exchange rates ruling at the transaction dates. Monetary assets and liabilities expressed in foreign currencies at the balance sheet date are translated at rates of exchange ruling at the balance sheet date. All exchange differences arising are dealt with in the statement of operations.

(m)  Income taxes

     Deferred taxation is accounted for at the current tax rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or asset is expected to be payable or receivable in the foreseeable future.

3    Particulars of subsidiaries

     Immediately following the completion of the Reorganization described in note 1, and for the purpose of these combined financial statements, the Company had the following operating subsidiaries:


                                  Law under which                                    Percentage interest
                                    partnership                                    ------------------------
Name of partnership                 established          Principal activities       Directly    Indirectly
------------------------------  -------------------  ----------------------------  ----------  ------------
HCL Network Partnership         Hong Kong            Ownership of fixed line              -         99.99
                                                     network equipment


                                                                                   Percentage of
                                                                                   Ordinary Shares held
                                Place of                                           ----------
Name of company                 incorporation        Principal activities          Directly      Indirectly
------------------------------  -------------------  ----------------------------  ----------  ------------

Hutchison Communications        Hong Kong            Provision of fixed network         100             -
Limited                                              and international services

Hutchison Multimedia Services   Hong Kong            Provision of multimedia              -           100
Limited                                              services

ESD Services Limited            Hong Kong            Implementation of the                -           100
(formerly known as Timbo                             operation of the HKSAR's
Star Investment Limited)                             Electronic Service Delivery
                                                     system


------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

4    Deferred expenditure

                                       Nine months ended September 30,
                                                                  1999
                                                                     $
                                                           (unaudited)

        As of January 1                                        632,849
        Amortization                                           (49,237)
                                                             ---------
        As of September 30                                     583,612
                                                             =========

------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

5    Property, plant and equipment

                                     Long term                   Office
                                     leasehold                furniture                        Customer     Network  Transmitter
                                      land and     Leasehold        and      Motor   Computer    access  management     and site
                                     buildings  improvements  equipment   vehicles  equipment   network      system    equipment
                                             $           $            $          $          $          $          $            $
     COST
        As of January 1, 1999                -        27,624      1,962      2,356     84,424    328,850     446,583    286,340
        Additions                        1,086         3,660          -          -     11,178     86,236      85,849     60,224
        Disposals                            -             -         (5)         -       (143)         -           -         (1)
        Transfer from construction
        in progress                     20,860             -          -          -      1,084     99,368      36,893     52,008
                                      --------   -----------   --------    -------   --------    -------   ---------   --------
        As of September 30, 1999        21,946        31,284      1,957      2,356     96,543    514,454     569,325    398,571
                                      --------   -----------   --------    -------   --------    -------   ---------   --------

        ACCUMULATED DEPRECIATION
        As of January 1, 1999                -         7,928      1,165        253     29,801          -      28,943        759
        Depreciation for the period        182         3,631        219        411     13,401      6,762      13,335      5,109
        Disposals                            -             -         (3)         -       (128)         -           -          -
                                      --------   -----------   --------    -------   --------    -------   ---------   --------
        As of September 30, 1999           182        11,559      1,381        664     43,074      6,762      42,278      5,868
                                      ========   ===========   ========    =======   ========    =======   =========   ========

        NET BOOK VALUE

        As of September 30, 1999        21,764        19,725        576      1,692     53,469    507,692     527,047    392,703
                                      ========   ===========   ========    =======   ========    =======   =========   ========

        As of January 1, 1999                -        19,696        797      2,103     54,623    328,850     417,640    285,581
                                      ========   ===========   ========    =======   ========    =======   =========   ========


                                     Construction
                                      in progress        Total
                                                $            $
     COST
        As of January 1, 1999             568,725    1,746,864
        Additions                         263,195      511,428
        Disposals                             (18)        (167)
        Transfer from construction
        in progress                      (210,213)           -
                                      -----------    ---------
        As of September 30, 1999          621,689    2,258,125
                                      -----------    ---------

        ACCUMULATED DEPRECIATION
        As of January 1, 1999                   -       68,849
        Depreciation for the period             -       43,050
        Disposals                               -         (131)
                                      -----------    ---------
        As of September 30, 1999                -      111,768
                                      ===========    =========

        NET BOOK VALUE

        As of September 30, 1999          621,689    2,146,357
                                      -----------    ---------

        As of January 1, 1999             568,725    1,678,015
                                      ===========    =========

------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

6 Trade accounts receivable


                                            September 30,
                                                     1999
                                                        $
                                              (unaudited)

 Trade accounts receivable                        66,056
 Less: allowance for doubtful accounts           (21,983)
                                                 -------
                                                  44,073
                                                 =======


 Allowance for doubtful accounts is analyzed as follows:


                          Nine months ended September 30,
                                                     1999
                                                        $
                                              (unaudited)

 As of January 1                                  27,705
 Provision for the period                          8,713
 Amounts written off                             (14,435)
                                                 -------
 As of September 30                               21,983
                                                 =======

7 Due from affiliates

                                            September 30,
                                                     1999
                                                        $
                                              (unaudited)

 Interest bearing                                 37,238
 Non-interest bearing                                  -
                                                 -------
                                                  37,238
                                                 =======

 Amounts due from affiliates are unsecured and have no fixed repayment terms. The interest bearing amounts due from affiliated companies bear interest at the Hong Kong Interbank Offer Rate ("HIBOR") less 0.25%.

------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

8  Accounts payable and accrued liabilities

                                                                September 30,
                                                                         1999
                                                                            $
                                                                  (unaudited)

   Payables for acquisition of property plant and
   equipment                                                           41,900
   Other creditors                                                     23,091
   Deposits from other carriers                                        26,646
   Accrual for interconnection charges                                 38,123
   Accrual for regulation fees                                         13,725
   Accrual for professional fees                                       39,140
   Accrual for advertising and promotion expenses                      22,581
   Other provisions                                                    52,416
                                                                      -------
                                                                      257,622
                                                                      =======

9  Short term loan from the Excluded Business

   The short term loan from the Excluded Business is a short term advance which is unsecured and has no fixed repayment terms. The loan bore interest at HIBOR less 0.25%.

10 Due to affiliates

   The amounts due to affiliates are due to companies under the common control of Hutchison Whampoa Limited, are unsecured, and have no fixed repayment terms. These amounts bore interest at HIBOR less 0.25%.

11 Long term loan from an affiliate

   The long term loan from an affiliate is due to a company under the common control of Hutchison Whampoa Limited, is unsecured, and has no fixed repayment terms. For the nine months ended September 30, 1999 this loan bore interest at HIBOR.

12 Long term loan from HCLNP's then partners

   The funding for HCLNP has been by way of long term loans from HCLNP's then partners. The amount is unsecured, interest free and has no fixed repayment terms.

13 Share capital

   The share capital of the company comprises 1 share of US$1 which is fully paid.

------------------------------------------------------------------------------

                    HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------


14   Related party transactions

     The Company undertook the following transactions with related parties:

                                                             Nine months ended September 30,
                                                                    1999                1998
                                                                       $                   $
                                                             (unaudited)         (unaudited)
       Fees to affiliates
       for the provision of management
       and treasury services (Note a)                            25,871               30,084
                                                               --------             --------
       Share of common costs allocated
       from an affiliate (Note a)                               205,698              208,907
                                                               --------             --------
       Interest payable to:
                              - affiliates                       31,517               32,128
                   - the Excluded Business                        6,324                7,859
                                                               --------             --------

       Interest income receivable from a
       related company                                              508                  362
                                                               --------             --------

(a) Certain operating expenses of the Company, along with certain other affiliates under the common control of Hutchison Whampoa Limited, are incurred by an affiliate under the common control of Hutchison Whampoa Limited providing certain services and facilities to the Company and the said other affiliates. These expenses relate to a number of different cost centers. Essentially, the Company is charged a share of these common costs based on the allocation, by reference to the respective allocation percentages fixed in respect of each cost center, on the basis of projected time consumption of services and facilities used by the business operations sharing the relevant services and facilities. Similar arrangements will be in place, for a period of time following the Reorganization set out in note 1, until an independent operating structure has been established. The expenses for the period prior to the Reorganization are not necessarily indicative of the future expenses to be incurred.

(b) An affiliate under the common control of Hutchison Whampoa Limited has issued guarantees, counter indemnities and letters of awareness in respect of a loan facility of $1,160,000 utilized by the Excluded Business and guarantee line facilities amounting to $100,000 in respect of the Company. Pursuant to the Reorganization set out in note 1 the loan facility is to be transferred to an affiliate under the common control of Hutchison Whampoa Limited and the guarantee line facilities will be replaced by a facility arranged by the Company. The guarantee line facilities utilized by the Company as of September 30, 1999 was $43,848. The Company is not charged for these guarantees.

------------------------------------------------------------------------------

                      HCL HOLDING LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

15   Taxes

     The company had no taxable income for each of the nine months ended September 30, 1999 and 1998. The tax provision in the income statement is based on the notional income tax expense the Company would have had on a stand alone basis. The provision for income tax for each of the nine months ended September 30, 1999 and 1998 differs from the amount of income tax determined by the application of Hong Kong statutory income tax rate to pre-tax income as a result of the following differences:

                                                                       Nine months ended September 30,
                                                                             1999                1998
                                                                                $                   $
                                                                      (unaudited)         (unaudited)
Income tax credit / (charge) at the Hong Kong statutory
 rate                                                                      33,716            (6,572)

Effect of expenses not deductible for income tax                               (7)               (4)
Net deferred tax asset / (liability) not accounted for                    (33,709)            6,576
                                                                          -------             -----
Combined statement of operations                                                -                 -
                                                                          =======             =====

     The deferred tax assets and liabilities of the Company at September 30, 1999 and 1998 were affected by certain intercompany tax sharing arrangements as follows:

(a) tax losses of HCLNP were utilized by affiliates under the common control of Hutchison Whampoa Limited, for nil consideration.

(b) tax losses of the Excluded Business have been retained by the Company and will be available for use against future profits.


------------------------------------------------------------------------------

                      HCL HOLDING LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

15   Taxes (Continued)

     Deferred income tax reflects the tax effect of timing differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes and tax loss carryforwards. There is no limitation in Hong Kong on the period in which the Company's tax loss carryforwards can be utilized. The following is a summary of the significant components of the Company's deferred tax assets and liabilities:

                                                                        September 30, 1999
                                                                     Assets          Liabilities
                                                                          $                    $
                                                                (unaudited)          (unaudited)
    Tax losses                                                      191,463                    -
    Accelerated depreciation allowances                                   -              214,367
    Other temporary differences                                           -               92,810
                                                                   --------             --------
                                                                    191,463              307,177
    Amount not required to be provided under
    HKGAAP                                                                -             (115,714)
                                                                   --------             --------

    Provided                                                        191,463              191,463
                                                                   ========             ========

------------------------------------------------------------------------------

                    HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

16   Commitments and contingencies

(a) The Company is committed under its contracts to purchase property plant and equipment amounting to approximately $1,145,177 as of September 30, 1999.

(b) The Company has commitments under various operating leases primarily relating to land and buildings and lease lines in Hong Kong. Operating lease expenses were $35,826 and $25,822 for each of the nine months ended September 30, 1999 and 1998 respectively.

     As of September 30, 1999, the Company had commitments to make payments in the next twelve months under operating leases which expire as follows:

                                                                September 30,
                                                                         1999
                                                                            $

Land and buildings
Within one year                                                             -
  In the second to fifth years inclusive                                4,176
  After the fifth year                                                      -
                                                                       ------
                                                                        4,176
                                                                       ------
Leased lines
  Within one year                                                       2,766
  In the second to fifth years inclusive                               23,464
                                                                       ------
                                                                       26,230
                                                                       ======


(c)  The Company has performance guarantees given to:

     (i) The Office of the Telecommunications Authority of Hong Kong in respect of installation of a transmission network totaling approximately $19 million as of September 30, 1999.

     (ii) Third party network operators in relation to the construction of exchanges for approximately HK$25 million as of September 30,1999.

(d) A potential claim has been made against the Company by a third party network operator amounting to HK$45 million. No provision has been made for this claim since in the preliminary advice of the senior counsel the probability of a material loss crystallizing is remote.

(e) The Inland Revenue Department of Hong Kong is in dispute with one of the Company's subsidiaries, Hutchison Communications Limited ("HCL") over a claim made by HCL on HCL's profits tax return filed for the year of assessment 1994/1995 in the amount of HK$57 million. As HCL has made no taxable profits to date, the dispute will only re-open when HCL generates a taxable profit after absorbing all other tax losses brought forward. In calculating the deferred income tax assets and liabilities for the nine months ended September 30, 1999 and 1998 no deferred income tax assets have been accounted for in respect of the amount under dispute.

------------------------------------------------------------------------------

                      HCL HOLDING LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------


17   Subsequent events

(a) As described in note 1, on November 15, 1999 the Company, Hutchison Telecommunications Limited, Hutchison Whampoa Limited and Global Crossing entered into the Agreement for the acquisition by Global Crossing of 50% of the ordinary share capital of the Company. Further details are set out in note 1 above.

(b) Pursuant to the provisions of the Agreement the Company has undergone the Reorganization described in note 1(a) above and its loans payable to, amounts due to, and amounts due from, affiliates under the common control of Hutchison Whampoa Limited will be capitalized as set out in note 1(b) above.

(c) On November 12, 1999 ESD Services Limited, a subsidiary of HCLH, entered into a contract with the Government of the HKSAR to implement and operate the ESD system as described in note 1 above. In connection with such implementation and operation, ESD Services Limited has proposed to incur capital expenditure on the ESD system amounting to approximately HK$80 million and Compaq Computer Limited is obliged to acquire 15% of the ordinary share capital of ESD Services Limited. A performance bond for approximately HK$12 million has been issued in favor of the Government of the HKSAR in compliance with the contract.

18   Summary of differences between HKGAAP and USGAAP

(a) The Company's combined financial statements are prepared in accordance with accounting principles generally accepted in Hong Kong ("HKGAAP"), which differ in some respects from accounting principles generally accepted in the United States of America ("USGAAP"). Any differences in accounting principles as they pertain to the accompanying combined financial statements were immaterial except as described below:

                                                                     Nine months ended September 30,
                                                                             1999              1998
                                                       Note                  HK$                HK$
         Net (loss) / profit under HKGAAP                               (210,727)            41,077

         USGAAP adjustments:
         Deferred expenditure                             (i)             49,237           (184,768)
         Capitalized interest                             (ii)                 -             (7,453)
         General provisions                              (iii)             1,762               (505)
         Depreciation                                     (iv)           (31,020)           (25,669)
                                                                        --------          ---------
         Net loss under USGAAP                                          (190,748)          (177,318)
                                                                        ========          =========
         Net loss per share under USGAAP                                (190,748)          (177,318)
                                                                        ========          =========
         Total owner's deficit under HKGAAP                             (501,206)          (255,630)

         USGAAP adjustments:
         Deferred expenditure                             (i)           (656,501)          (605,249)
         Accumulated amortization of deferred             (i)             72,889             21,681
         expenditure
         Capitalized interest                             (ii)           (12,803)           (10,551)
         General provisions                              (iii)            35,024             36,351
         Depreciation                                     (iv)           (75,165)           (31,408)
         Deferred tax liability not required to be
         provided under HKGAAP                            (v)           (115,714)          (104,327)

         Deferred tax effect of USGAAP adjustments                       103,130             95,549
                                                                        --------          ---------
         Total owner's deficit under USGAAP                           (1,150,346)          (853,584)
                                                                      ==========          =========

------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

     Under HKGAAP, the statement of cash flows should be presented under the following five standard headings: (a) operating activities; (b) returns on investments and servicing of finance; (c) taxation; (d) investing activities; and (e) financing. Under USGAAP, only three categories of cash flow activities are presented: (a) operating; (b) investing; and (c) financing. Cash flows from returns on investments and servicing of finance and taxation would be classified under USGAAP as either operating, investing or financing activities based on the nature of the specific items. For example, under USGAAP, operating activities would include interest received, dividends received from associated companies and operating interest and profits tax paid, while investing activities would include capitalized interest paid, and financing activities would include ordinary and special interim dividends paid. Additionally, HKGAAP includes bank overdrafts within the definition of cash and cash equivalents, whereas USGAAP classifies bank overdrafts as financing activities. Also, under HKGAAP operating profit is reconciled to cash flows provided by/used in operating activities, while under USGAAP net income is adopted in place of operating profit. The cash flow data by operating, investing and financing activities in accordance with USGAAP are summarized below:

                                                                  Nine months ended September 30,
                                                                            1999            1998
                                                                               $               $
Net cash provided/(used) by:
Operating activities                                                    (66,449)          14,421
Investing activities                                                   (577,755)        (495,495)
Financing activities                                                    643,876          460,484
                                                                       --------        ---------
Decrease in cash and cash equivalents                                      (328)         (20,590)
Cash and cash equivalents at beginning of year                              328           20,774
                                                                       --------        ---------
Cash and cash equivalents at end of year                                      -              184
                                                                       ========        =========


(i)  Deferred expenditure

     There is no accounting standard under HKGAAP on accounting for pre-operating expenditure. The Company adopts the policy that pre-operating expenses incurred prior to full commercial operations are deferred and amortized on the straight line basis over a period of 10 years.

     Under USGAAP, deferred expenditure should be charged to the statements of operations as incurred in accordance with Statement of Position 98-5 and should not be deferred.

(ii) Capitalized interest

     The Company has capitalized certain interest costs incurred during the course of construction of network assets and for the period from the date the assets were available for use until the date of full commercial operations.

     Under USGAAP, the Company has not capitalized interest in property, plant and equipment.

(iii)  General provisions

     There is no prescriptive accounting standard in relation to recording provisions in HKGAAP and provisions are recorded based on estimated liabilities.

     Under the more prescriptive requirements of USGAAP certain provisions recorded by the Company would not have been recorded.

------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

(iv) Depreciation

     The Company commences depreciation of network assets from the date of full commercial operations and calculates depreciation on a proportionate straight line basis taking into account the number of subscribers compared to the forecast capacity number of subscribers.

     Under USGAAP depreciation must commence from the date the asset is available for use and must be calculated on a straight line basis.

(v)  Deferred tax

     Under HKGAAP, deferred taxation is accounted for at the current taxation rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or an asset is expected to be payable or receivable in the foreseeable future.

     Under USGAAP, the Company is required to recognize deferred tax assets and liabilities for the expected future tax consequences of all temporary differences between the book and tax basis of assets and liabilities and tax loss carryforwards. A valuation allowance is established for deferred tax asset where it is considered more likely than not that the asset will not be realized.

(b)  Financial instruments

(i)  Financial assets and liabilities

     Financial assets of the Company include cash at bank, trade accounts receivable, other assets, prepaid costs and amounts due from affiliates under the common control of Hutchison Whampoa Limited. Financial liabilities of the Company include bank overdraft, accounts payable, accrued expenses, amounts due to affiliates under the common controls of Hutchison Whampoa Limited, long term loan from an affiliate under the common control of Hutchison Whampoa Limited, long term loan from HCLNP's then partners and loan from the Excluded Business. It is not practicable to estimate the fair value of the long term loans from, amounts due to and amounts due from affiliates under the common control of Hutchison Whampoa Limited and the loan from the Excluded Business without incurring excessive cost. The fair value of all other financial instruments approximate their carrying amounts due to the nature or short maturity of these instruments.

     Pursuant to the Reorganization described to in note 1 above, the loans from, amounts due to, and amounts due from, affiliates under the common control of Hutchison Whampoa Limited will be capitalized prior to the scheduled closing date of the transaction with Global Crossing.

(ii) Concentration of credit risk

     Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, trade receivables and deposits, prepayments and other receivables.

     Cash and cash equivalents - substantially all the Company's cash and bank balances are placed with a number of international banks in Hong Kong to which the Company believes its exposure to risk is limited.

     Trade receivables - these mainly represent service fee receivables from the Company's customers in the HKSAR.

     Deposits, prepayments and other receivable - these are spread among numerous third parties.

------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

(c)  Business segmental information

     The Company conducts its business in one territory, Hong Kong and has derived its revenue principally from the provision of international services, local fixed network services and multimedia services to customers. These are its three operating segments. For management purposes the results of these three operating segments are analyzed separately. Certain of the assets and liabilities of the international services and local fixed network services segments are shared and grouped together for management purposes. The segmental information for identifiable assets and capital expenditure is based on the grouping together of the assets and liabilities of international services and local fixed network services. Segmental information in relation to revenues, operating income/(loss), and depreciation and amortization is provided for each of the three operating segments. Depreciation and amortization on separately identifiable property, plant and equipment is charged to operating segments on an actual basis. Depreciation in respect of shared assets is allocated to operating segments by reference to the respective allocation percentages fixed in respect of each cost on the basis of projected time consumption of services and facilities by the business operation sharing the relevant services and facilities. No depreciation was charged in respect of local fixed network services because these segments were considered in the pre-operating stage prior to January 1, 1999 and, accordingly, under HKGAAP and in the management accounts, no depreciation was charged in respect of these segments.

     The Company is based in Hong Kong and its accounting records and management information is based on accounting principles generally accepted in Hong Kong. FAS 131 "Disclosures about Segments of an Enterprise and Related Information" requires that the segmental information disclosed be based on the information used by the Company's chief operating decision maker for evaluating segmental performance and deciding how to allocate resources to segments. As a result, the effect of certain Hong Kong accounting principles not recorded in that information and adjustments to restate the Company's financial statements on the basis of accounting principles in the United States are not included in the segmental information presented below.

     Summarized financial information by business segment is as follows:

     Combined Statements of Operations

                                                                        Operating
                                                       Revenues    income / (loss)     Depreciation
                                                              $                  $                $
       Nine months ended September 30, 1999
       (unaudited)

       International services                           426,731             37,055           20,250
       Local fixed network services                     174,258           (143,288)          21,103
       Multimedia services                               14,951            (67,254)           1,697
                                                       --------           --------          -------
                                                        615,940           (173,487)          43,050
                                                       ========           ========          =======
       Nine months ended September 30, 1998
       (unaudited)

       International services                           701,213             63,962           19,616
       Local fixed network services                      34,326           (177,235)               -
       Multimedia services                                  394             (4,231)               -
                                                       --------           --------          -------
                                                        735,933           (117,504)          19,616
                                                       ========           ========          =======

---------------------------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

(c) Business segmental information (Continued)


                                                              Identifiable          Capital
                                                                   assets       expenditure
                                                                        $                 $
       Nine months ended September 30, 1999
       (unaudited)

       International services and local fixed
       network services                                         2,800,677           501,378
       Multimedia services                                         43,937            10,050
                                                                ---------          --------
                                                                2,844,614           511,428
                                                                =========          ========

                                                                                    Capital
                                                                                Expenditure
                                                                                          $
        Nine months ended September 30, 1998
                    (unaudited)

       International services and local fixed
       network services                                                             521,072
       Multimedia services                                                            4,126
                                                                                   --------
                                                                                    525,198
                                                                                   ========

     Reconciliation of segment operating loss to net (loss) / profit before taxes

                                                                Nine months ended September 30,
                                                                       1999                1998
                                                                          $                   $
                                                                (unaudited)         (unaudited)
        Operating loss                                            (173,487)           (117,504)
        Interest income                                                601                 435
        Interest expense                                           (37,841)            (39,988)
        Expenditure deferred during the period                           -             190,681
        Interest expense capitalized in property,
        plant and equipment                                              -               7,453
                                                                  --------            --------
        Net (loss) / profit before tax under                      (210,727)             41,077
        HKGAAP

        Effect of USGAAP adjustments:                               19,979            (218,395)
                                                                  --------            --------
        Net loss under USGAAP                                     (190,748)           (177,318)
                                                                  ========            =========




     The Company derives revenues from customers located primarily in Hong Kong and the Company's long lived assets are located primarily in the HKSAR.

------------------------------------------------------------------------------

                     HCL HOLDINGS LIMITED AND SUBSIDIARIES

------------------------------------------------------------------------------

(d)  Recently adopted and new accounting standards in USGAAP

     In 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Cost of Start-Up Activities" ("SOP 98-5"). SOP 98-5 is applicable for fiscal years beginning December 15, 1999. SOP 98-5 has been adopted in note 18(a) above for each of the nine months ended September 30, 1999 and 1998.

     The Financial Accounting Standards Board ("FASB") has issued certain pronouncements which are not effective with respect to the fiscal years presented in note 18(a) above.

     SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities" is effective for fiscal years beginning after June 15, 2000. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measures those instruments at fair value. The Company has evaluated the requirements of SFAS No.133 and believes that, since it currently does not utilize derivative instruments in its operations, the adoption of this new standard would not have a material impact on note 18(a) above.

(e)  Operating lease commitments

     Under HKGAAP, commitments under operating leases represent payments in the next twelve months under non cancelable operating leases.

     Under USGAAP commitments under operating leases represent minimum future rented payments in total and for each of the next five years for operating leases with non-cancelable operating leases with lease terms in excess of one year as follows:

                                                                        $
     For the three months ending December 31, 1999                   7,770
     2000                                                           22,917
     2001                                                           19,389
     2002                                                            5,606
     2003                                                              583
     Thereafter                                                      1,763
                                                                    ------
                                                                    58,028
                                                                    ======

(f)  Net profit/(loss) per share

     Under USGAAP, historical net (loss) / profit per share would be ($210,727) and $41,077 for each of the nine months ended 1999 and 1998 respectively. This is calculated based on one ordinary share in issue throughout the period ended September 30, 1999. The historical capital structure is substantially different from the capital structure expected to be in place following the Reorganization described in note 1 above.

------------------------------------------------------------------------------

                Pro Forma Global Crossing Financial Information

 For the year ended December 31, 1998 and as of and for the nine months ended
                              September 30, 1999

                              Global Crossing Ltd.

               Selected unaudited pro forma financial information

   The following unaudited pro forma condensed combined financial information of Global Crossing Ltd., Global Marine Systems, Frontier, Racal Telecom and the Hutchison Global Crossing joint venture, which we refer to as "Pro Forma Global Crossing Ltd.", has been prepared to demonstrate how these companies or businesses might have looked if (1) the Global Marine Systems acquisition and related financing, (2) the Frontier acquisition, (3) the Racal Telecom acquisition and related financing, (4) the Hutchison Global Crossing joint venture, including the related issuance of the 6 3/8% cumulative convertible preferred stock, Series B, of Global Crossing Ltd., (5) the offering of the 6 3/8% cumulative convertible preferred stock of Global Crossing Ltd. completed on November 5, 1999, (6) the offering of the 9 1/8% senior notes due 2006 and the 9 1/2% senior notes due 2009 of Global Crossing Holdings Ltd. completed on November 19, 1999 and the application of the net proceeds of that offering and
(7) the offering of the 7% cumulative convertible preferred stock of Global Crossing Ltd. completed on December 15, 1999 had been completed as of the dates or at the beginning of the periods presented. This pro forma information does not give effect to the $350 million cash received in connection with the formation of the Asia Global Crossing joint venture.

   Global Crossing Ltd. has prepared the pro forma financial information using the purchase method of accounting. Global Crossing Ltd. expects that it will have reorganization and restructuring expenses and potential synergies relating to the acquisitions of Global Marine Systems and Racal Telecom, the Hutchison Global Crossing joint venture and the acquisition of Frontier's long distance business and increased opportunities to earn more revenue as a result of those transactions. The unaudited pro forma information does not reflect these expenses and synergies.

   The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout these periods. If the companies had actually been combined in prior periods, these companies and businesses might have performed differently. Pro forma financial information should not be relied upon as an indication of the results that would have been achieved if the Global Marine Systems, Frontier and Racal Telecom acquisitions and the Hutchison Global Crossing joint venture had taken place earlier or the future results that the companies will experience after completion of these transactions.

   These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Global Crossing Ltd., Global Marine Systems, Frontier, Racal Telecom and HCL Holdings, which are incorporated by reference in this document.

   Global Crossing Ltd. has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of those acquisition costs being attributable to goodwill. Global Crossing Ltd. is in the process of fully evaluating the assets acquired and, as a result, the purchase price allocation among the tangible and intangible assets acquired, and their related useful lives, including goodwill, may change. The initial evaluation of goodwill anticipates a useful life of 25 years.

                         Pro Forma Global Crossing Ltd.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                            as of September 30, 1999
                                 (in thousands)

                             Global                       Racal         Racal         Hutchison      Global
                            Crossing      Financing      Telecom       Telecom     Global Crossing  Crossing
                          Historical(1) Adjustments(2) Pro Forma(3) Adjustments(4) Adjustments(5)   Pro Forma
                          ------------- -------------- ------------ -------------- --------------- -----------
ASSETS
Current Assets:
 Cash, restricted cash
  and investments.......   $   319,169   $ 3,571,800     $ 28,872    $(1,650,000)     $(50,000)    $ 1,839,243
                                          (1,480,598)                  1,100,000
 Accounts receivable,
  net...................       623,170           --       107,933            --            --          731,103
 Prepaid and other......       166,597           --        47,813            --            --          214,410
                           -----------   -----------     --------    -----------      --------     -----------
   Total current
    assets..............     1,108,936     2,091,202      184,618       (550,000)      (50,000)      2,784,756
Restricted cash and cash
 equivalents............       297,088           --           --             --            --          297,088
Accounts receivable.....        56,520           --           --             --            --           56,520
Property, plant and
 equipment, net.........     2,541,883           --       416,176            --        (83,800)      2,874,259
Construction in
 process................     2,072,769           --           --             --            --        2,072,769
Goodwill and other
 intangibles, net.......     8,439,758           --           --       1,562,857           --       10,002,615
Other assets, net.......       593,812        29,700       54,887         29,787           --          677,371
                                             (30,815)
Investment in
 affiliates.............       224,960           --         5,013            --        538,800         768,773
                           -----------   -----------     --------    -----------      --------     -----------
   Total Assets.........   $15,335,726   $ 2,090,087     $660,694    $ 1,042,644      $405,000     $19,534,151
                           ===========   ===========     ========    ===========      ========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Short-term debt........   $       --    $       --      $249,861     $       --       $    --      $  249,861
 Accrued construction
  costs.................       181,353           --           --             --            --          181,353
 Accounts payable and
  accrued expenses......       818,265         2,750      141,615         48,287         5,000       1,015,917
 Other current
  liabilities...........       363,607           --        14,975            --            --          378,582
                           -----------   -----------     --------    -----------      --------     -----------
   Total current
    liabilities.........     1,363,225         2,750      406,451         48,287         5,000       1,825,713
Long term debt..........     3,088,913    (1,480,598)     102,223      1,100,000           --        2,810,538
Senior notes............       765,342     2,000,000          --             --            --        2,765,342
Deferred credits and
 other..................       399,998           --        46,377            --            --          446,375
                           -----------   -----------     --------    -----------      --------     -----------
   Total Liabilities....     5,617,478       522,152      555,051      1,148,287         5,000       7,847,968
                           -----------   -----------     --------    -----------      --------     -----------
Mandatorily Redeemable
 Preferred Stock........       485,647           --           --             --            --          485,647
 6 3/8% Cumulative
  Convertible Preferred
  Stock.................           --        969,000          --             --        400,000       1,369,000
 7% Cumulative
  Convertible Preferred
  Stock.................           --        629,750          --             --            --          629,750
Shareholders' equity:
 Common stock...........         7,899           --        32,728        (32,728)          --            7,899
 Other shareholders'
  equity................     9,448,147           --         5,818         (5,818)          --        9,448,147
 Unearned compensation..       (72,799)          --           --             --            --          (72,799)
 Treasury stock.........      (209,415)          --           --             --            --         (209,415)
 Retained earnings
  (accumulated
  deficit)..............        40,997       (30,815)      67,097        (67,097)          --           10,182
 Accumulated other
  comprehensive income..        17,772           --           --             --            --           17,772
                           -----------   -----------     --------    -----------      --------     -----------
   Total shareholders'
    equity..............     9,232,601       (30,815)     105,643       (105,643)          --        9,201,786
                           -----------   -----------     --------    -----------      --------     -----------
   Total liabilities and
    shareholders'
    equity..............   $15,335,726   $ 2,090,087     $660,694    $ 1,042,644      $405,000     $19,534,151
                           ===========   ===========     ========    ===========      ========     ===========

                        Pro Forma Global Crossing Ltd.
        Unaudited Pro Forma Condensed Combined Statements of Operations

                 For the Nine Months Ended September 30, 1999
              (in thousands, except share and per share amounts)

                                                  Global
                         Global       Global      Marine                                                       Racal
                        Crossing      Marine      Systems        Frontier    Frontier        Financing        Telecom
                     Historical (6) Systems (7) Adjustments     Historical  Adjustments     Adjustments     Pro Forma(3)
                     -------------- ----------- -----------     ----------  -----------     -----------     -----------
Operating
Revenues...........   $   623,573    $173,498    $    --        $1,995,556   $     --        $     --        $258,082
                      -----------    --------    --------       ----------   ---------       ---------       --------
Operating Expenses:
 Operating,
 selling, general
 and
 administrative....       470,781     127,165         --         1,551,234         --              --         257,498
 Stock-related
 expense...........        38,609         --          --            10,412     (10,412)(11)        --             --
 Merger Expenses...           --          --          --            74,519         --              --             --
 Depreciation and
 amortization......        16,370      13,090         --           173,600         --              --          46,451
 Goodwill
 Amortization......         3,758         539        (539)(8)       25,749     (25,749)(12)        --             --
                                                   14,126 (8)                  292,284 (12)
                      -----------    --------    --------       ----------   ---------       ---------       --------
                          529,518     140,794      13,587        1,835,514     256,123             --         303,949
                      -----------    --------    --------       ----------   ---------       ---------       --------
Operating income
(loss).............        94,055      32,704     (13,587)         160,042    (256,123)            --         (45,867)
Equity in income
(loss) of
affiliates.........        (5,471)      4,539         --            17,235         --              --            (560)
Other income
(expense):
 Interest
 expense...........       (81,538)     (6,869)    (36,000)(9)      (48,739)        --           52,183 (16)   (30,908)
                                                                                                36,000 (16)
                                                                                              (182,487)(16)
 Interest income...        45,663         511         --             4,754         --              --           3,089
 Other income
 (expenses).........      215,982         143         --            (2,346)        --              --             369
                      -----------    --------    --------       ----------   ---------       ---------       --------
Income (loss)
before taxes and
cumulative effect
of changes in
accounting
principle..........       268,691      31,028     (49,587)         130,946    (256,123)        (94,304)       (73,877)
(Provision)
 benefit for
 income taxes......      (110,055)    (11,885)     15,200 (10)     (77,181)        --          (15,200)(16)    22,411
                      -----------    --------    --------       ----------   ---------       ---------       --------
Income (loss)
before cumulative
effect of changes
in accounting
principle..........       158,636      19,143     (34,387)          53,765    (256,123)       (109,504)       (51,466)
 Preferred stock
 dividends.........       (41,313)        --          --              (510)        510 (13)    (81,702)(17)       --
 Redemption of
 preferred stock...           --          --          --               --         (183)(14)        --             --
                      -----------    --------    --------       ----------   ---------       ---------       --------
Income (loss)
applicable to
common shareholders
before cumulative
changes in
accounting
principle (Basic)..       117,323      19,143     (34,387)          53,255    (255,796)       (191,206)       (51,466)
 Diluted earnings
 adjustment........           --          --          --               --         (180)(15)        --             --
                      -----------    --------    --------       ----------   ---------       ---------       --------
Income (loss)
applicable to
common shareholders
before cumulative
changes in
accounting
principle
(Diluted)..........   $   117,323    $ 19,143    $(34,387)      $   53,255   $(255,976)      $(191,206)      $(51,466)
                      ===========    ========    ========       ==========   =========       =========       ========
Income (loss) per
common share:
 Income (loss)
 applicable to
 common
 shareholders
 before cumulative
 effect of changes
 in accounting
 principle
   Basic...........   $      0.28
                      ===========
   Diluted.........   $      0.28
                      ===========
 Shares used in
 computing
 information
 applicable to
 common
 shareholders
   Basic...........   412,224,517
                      ===========
   Diluted.........   423,967,291
                      ===========
                                        Hutchison
                        Racal             Global       Global
                       Telecom           Crossing     Crossing
                      Adjustments     Adjustments(5)  Pro Forma
                     ---------------- -------------- ----------------
Operating
Revenues...........   $     --           $    --     $ 3,050,709
                     ---------------- -------------- ----------------
Operating Expenses:
 Operating,
 selling, general
 and
 administrative....         --                --       2,406,678
 Stock-related
 expense...........         --                --          38,609
 Merger Expenses...         --                --          74,519
 Depreciation and
 amortization......         --                --         249,511
 Goodwill
 Amortization......      46,886 (4)                      357,054
                     ---------------- -------------- ----------------
                         46,886               --       3,126,371
                     ---------------- -------------- ----------------
Operating income
(loss).............     (46,886)              --         (75,662)
Equity in income
(loss) of
affiliates.........         --            (16,383)       (12,939)
                                          (12,299)
Other income
(expense):
 Interest
 expense...........     (77,043)(18)          --        (375,401)
 Interest income...         --                --          54,017
 Other income
 (net).............         --                --         214,148
                     ---------------- -------------- ----------------
Income (loss)
before taxes and
cumulative effect
of changes in
accounting
principle..........    (123,929)          (28,682)      (195,837)
 Provision
 (benefit) for
 income taxes......      23,883 (19)          --        (152,827)
                     ---------------- -------------- ----------------
Income (loss)
before cumulative
effect of changes
in accounting
principle..........    (100,046)          (28,682)      (348,664)
 Preferred stock
 dividends.........         --            (19,125)      (142,140)
 Redemption of
 preferred stock...         --                --            (183)
                     ---------------- -------------- ----------------
Income (loss)
applicable to
common shareholders
before cumulative
changes in
accounting
principle (Basic)..    (100,046)          (47,807)      (490,987)
 Diluted earnings
 adjustment........         --                --            (180)
                     ---------------- -------------- ----------------
Income (loss)
applicable to
common shareholders
before cumulative
changes in
accounting
principle
(Diluted)..........   $(100,046)         $(47,807)   $  (491,167)
                     ================ ============== ================
Income (loss) per
common share:
 Income (loss)
 applicable to
 common
 shareholders
 before cumulative
 effect of changes
 in accounting
 principle
   Basic...........                                  $      (.64)
                                                     ================
   Diluted.........                                  $      (.64)
                                                     ================
 Shares used in
 computing
 information
 applicable to
 common
 shareholders
   Basic...........                                  767,484,627 (20)
                                                     ================
   Diluted.........                                  767,484,627 (20)
                                                     ================

                        Pro Forma Global Crossing Ltd.
        Unaudited Pro Forma Condensed Combined Statements of Operations
                     For the year ended December 31, 1998
                (in thousands, except share and per share data)

                                                                                                            Racal
                        Global       Global   Global Marine                                                Telecom
                       Crossing      Marine      Systems        Frontier    Frontier        Financing        Pro
                      Historical   Systems(7)  Adjustments     Historical  Adjustments     Adjustments     Forma(3)
                     ------------- ---------- -------------    ----------  -----------     -----------     --------
Operating Revenues    $   424,099   $347,335    $    --        $2,593,558   $     --        $     --       $327,199
                      -----------   --------    --------       ----------   ---------       ---------      --------
Operating Expenses:
 Operating,
 selling, general
 and
 administrative ...       264,781    233,209         --         2,043,740         --              --        296,723
 Termination of
 Advisory Services
 Agreement.........       139,669        --          --               --          --              --            --
 Stock related
 expense...........        39,374        --          --             6,616      (6,616)(11)        --            --
 Depreciation and
 amortization......           --      37,412         --           189,804         --                         54,999
 Goodwill
 amortization......           --       1,318      (1,318)(8)       36,002     (36,002)(12)        --            --
                                                  28,253 (8)                  389,712 (12)
                      -----------   --------    --------       ----------   ---------       ---------      --------
                          443,824    271,939      26,935        2,276,162     347,094             --        351,722
                      -----------   --------    --------       ----------   ---------       ---------      --------
Operating income
(loss).............       (19,725)    75,396     (26,935)         317,396    (347,094)            --        (24,523)
Equity in income
(loss) of
affiliates.........        (2,508)     4,732         --            16,711         --              --           (253)
Other income
(expense):
 Interest
 expense...........       (42,880)   (11,176)    (48,000)(9)      (55,318)        --           41,278 (16)  (35,957)
                                                                                               48,000 (16)
                                                                                             (243,316)(16)
 Interest income...        29,986      3,793         --             5,084         --              --          5,353
 Other income
 (expense).........           --         --          --            23,230         --              --            369
                      -----------   --------    --------       ----------   ---------       ---------      --------
Income (loss)
before taxes,
extraordinary item
and cumulative
effect of changes
in accounting
principle..........       (35,127)    72,745     (74,935)         307,103    (347,094)       (154,038)      (55,011)
 (Provision)
 benefit for
 income taxes......       (33,067)   (25,693)     20,256 (10)    (129,560)        --          (20,256)(16)   16,954
                      -----------   --------    --------       ----------   ---------       ---------      --------
Income (loss)
before
extraordinary item
and cumulative
effect of changes
in accounting
principle..........       (68,194)    47,052     (54,679)         177,543    (347,094)       (174,294)      (38,057)

 Preferred stock
 dividends.........       (12,681)       --          --            (1,005)      1,005 (13)   (108,935)(17)      --
 Redemption of
 preferred stock...       (34,140)       --          --               --         (183)(14)        --            --
                      -----------   --------    --------       ----------   ---------       ---------      --------
Income (loss)
applicable to
common shareholders
before
extraordinary item
and cumulative
changes in
accounting
principle (Basic)..      (115,015)    47,052     (54,679)         176,538    (346,272)       (283,229)      (38,057)
 Diluted earnings
 adjustment........           --         --          --               360        (360)(15)        --            --
                      -----------   --------    --------       ----------   ---------       ---------      --------
Income (loss)
applicable to
common shareholders
before
extraordinary item
and cumulative
changes in
accounting
principle
(Diluted)..........   $  (115,015)  $ 47,052    $(54,679)      $  176,898   $(346,632)      $(283,229)     $(38,057)
                      ===========   ========    ========       ==========   =========       =========      ========
Income (loss) per
common share:
 Income (loss)
 applicable to
 common
 shareholders
 before
 extraordinary
 item and
 cumulative effect
 of changes in
 accounting
 principle
   Basic...........   $     (0.32)
                      ===========
   Diluted.........   $     (0.32)
                      ===========
 Shares used in
 computing
 information
 applicable to
 common
 shareholders
   Basic...........   358,735,340
                      ===========
   Diluted.........   358,735,340
                      ===========
                        Racal          Hutchison       Global
                       Telecom       Global Crossing  Crossing
                     Adjustments     Adjustments(5)   Pro Forma
                     --------------- -------------- ------------------
Operating Revenues    $     --          $    --     $  3,692,191
                     --------------- -------------- ------------------
Operating Expenses:
 Operating,
 selling, general
 and
 administrative ...         --               --        2,838,453
 Termination of
 Advisory Services
 Agreement.........         --               --          139,669
 Stock related
 expense...........         --               --           39,374
 Depreciation and
 amortization......         --               --          282,215
 Goodwill
 amortization......      62,514 (4)          --          480,479
                     --------------- -------------- ------------------
                         62,514              --        3,780,190
                     --------------- -------------- ------------------
Operating income
(loss).............     (62,514)             --          (87,999)
Equity in income
(loss) of
affiliates.........         --           (21,844)        (21,206)
                                         (18,044)
Other income
(expense):
 Interest
 expense...........    (102,723)(18)         --         (450,092)
 Interest income...         --               --           44,216
 Other income
 (expense).........         --               --           23,599
                     --------------- -------------- ------------------
Income (loss)
before taxes,
extraordinary item
and cumulative
effect of changes
in accounting
principle..........    (165,237)         (39,888)       (491,482)
 (Provision)
 benefit for
 income taxes......      31,844 (19)         --         (139,522)
                     --------------- -------------- ------------------
Income (loss)
before
extraordinary item
and cumulative
effect of changes
in accounting
principle..........    (133,393)         (39,888)       (631,004)
 Preferred stock
 dividends.........         --           (25,500)       (147,116)
 Redemption of
 preferred stock...         --               --          (34,323)
                     --------------- -------------- ------------------
Income (loss)
applicable to
common shareholders
before
extraordinary item
and cumulative
changes in
accounting
principle (Basic)..    (133,393)         (65,388)       (812,443)
 Diluted earnings
 adjustment........         --               --              --
                     --------------- -------------- ------------------
Income (loss)
applicable to
common shareholders
before
extraordinary item
and cumulative
changes in
accounting
principle
(Diluted)..........   $(133,393)        $(65,388)   $   (812,443)
                     =============== ============== ==================
Income (loss) per
common share:
 Income (loss)
 applicable to
 common
 shareholders
 before
 extraordinary
 item and
 cumulative effect
 of changes in
 accounting
 principle
   Basic...........                                 $      (1.15)
                                                    ==================
   Diluted.........                                 $      (1.15)
                                                    ==================
 Shares used in
 computing
 information
 applicable to
 common
 shareholders
   Basic...........                                  708,518,093 (20)
                                                    ==================
   Diluted.........                                  708,518,093 (20)
                                                    ==================

                           Pro Forma Global Crossing Ltd.

           Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

 (1) This column represents the historical financial position of Global Crossing Ltd. as of September 30, 1999, including the assets acquired in the Frontier merger and the Global Marine Systems acquisition.

 (2) These adjustments represent the proceeds, financing fees and assumed repayment of existing debt related to the issuance of the 9 1/8% senior notes due 2006 and the 9 1/2% senior notes due 2009 of Global Crossing Holdings Ltd. and the 6 3/8% cumulative convertible preferred stock and 7% cumulative convertible preferred stock, including the over-allotment, of Global Crossing Ltd. In connection with the issuance of the outstanding notes, Global Crossing Ltd. incurred approximately $29.7 million in financing fees. The financing fees will be amortized over the life of the debt. As a result of Global Crossing Ltd.'s decision to repay certain existing debt, Global Crossing Ltd. recorded an extraordinary charge of approximately $30.8 million during the fourth quarter of 1999.

 (3) These adjustments reflect the restatement of Racal Telecom's results from operations and balance sheet to United States GAAP, the disposal of the Racal Translink and Racal Fieldforce divisions of Racal Telecommunications Limited which were not acquired by Global Crossing Ltd., pro forma adjustments to reflect the likely effect of the trading among Racal Translink, Racal Fieldforce and Racal Telecom based on contractual obligations among the divisions. These adjustments are summarised in the tables below:

                            Racal Telecom Pro Forma
                           as of October 15, 1999
                                (in thousands)

                                                            US GAAP and
                                            BV Acquisition   Accounting     Racal
                                            and Carve-Out      Policy      Telecom
                              Historical(a) Adjustments(b) Adjustments(d) Pro Forma
                              ------------- -------------- -------------  ---------
   ASSETS
   Current Assets:
    Cash, restricted cash
     and investments.......     $ 28,872        $  --       $    --       $ 28,872
    Accounts receivable,
     net...................      107,760           173           --        107,933
    Prepaid and other......       64,661           293       (17,141)       47,813
                                --------        ------      --------      --------
      Total current
       assets..............      201,293           466       (17,141)      184,618
   Property, plant and
    equipment, net.........      442,835             8       (26,667)      416,176
   Other assets, net.......       42,077           --         12,810        54,887
   Investment in affiliates        5,013           --            --          5,013
                                --------        ------      --------      --------
      Total Assets.........     $691,218        $  474      $(30,998)     $660,694
                                ========        ======      ========      ========
   LIABILITIES AND SHAREHOLDERS' EQUITY
   Current Liabilities:
    Short-term debt             $249,568        $  293     $     --       $249,861
    Accounts payable and
     accrued expenses......      151,187            76        (9,648)      141,615
    Other current
     liabilities...........       14,333           --            642        14,975
                                --------        ------      --------      --------
      Total current
       liabilities.........      415,088           369        (9,006)      406,451
    Long-term debt              $102,223           --            --        102,223
   Deferred credits and
    other..................       24,929           --         21,448        46,377
                                --------        ------      --------      --------
      Total Liabilities....      542,240           369        12,442       555,051
                                --------        ------      --------      --------
   Shareholders' equity:
    Common stock...........       32,692            36           --         32,728
    Other shareholders'
     equity................        5,818           --            --          5,818
    Retained earnings
     (accumulated
     deficit)..............      110,468            69       (43,440)       67,097
                                --------        ------      --------      --------
      Total shareholders'
       equity..............      148,978           105       (43,440)      105,643
                                --------        ------      --------      --------
      Total liabilities and
       shareholders'
       equity..............     $691,218        $  474      $(30,998)     $660,694
                                ========        ======      ========      ========

                            Racal Telecom Pro Forma
        Unaudited Pro Forma Condensed Combined Statements of Operations

                For the Forty-one Weeks Ended October 15, 1999
                                 (in thousands)

                                                            US GAAP and
                                           BV Acquisition   Accounting     Racal
                                           and Carve-Out     Policy       Telecom
                              Historical(a) Adjustments   Adjustments(d) Pro Forma
                              ------------  -----------    -----------   ---------
   Operating Revenues......     $390,578     $(110,354)(c)  $(22,447)  $258,082
                                                   305 (b)
                                --------     ---------      --------   --------
   Operating Expenses:
    Operating, selling,
     general and
     administrative........      355,110       (99,595)(c)     1,737    257,498
                                                   246 (b)
    Depreciation and
     amortization..........       61,774       (11,978)(c)    (3,340)    46,451
                                                    (5)(b)
                                --------     ---------      --------   --------
                                 416,884      (111,332)       (1,603)   303,949
                                --------     ---------      --------   --------
   Operating income
    (loss).................      (26,306)        1,283       (20,844)   (45,867)
   Equity in income (loss)
    of affiliates..........         (560)          --            --        (560)
   Other income (expense):
    Interest expense.......      (30,905)           (3)(b)       --     (30,908)
    Interest income........          --          3,089 (c)       --       3,089
    Other income (expense).       76,390       (76,021)(c)       --         369
                                --------     ---------      --------   --------
   Income (loss) before
    taxes and cumulative
    effect of changes in
    accounting principle...       18,619       (71,652)      (20,844)   (73,877)
   (Provision) benefit for
     income taxes..........        3,563           (70)(b)    18,918     22,411
                                --------     ---------      --------   --------
   Income (loss) before
    cumulative effect of
    changes in accounting
    principle..............     $ 22,182     $ (71,722)     $ (1,926)  $(51,466)
                                ========     =========      ========   ========

                            Racal Telecom Pro Forma
         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the year ended December 31, 1998
                                 (in thousands)

                                                           US GAAP and
                                           BV Acquisition   Accounting     Racal
                                           and Carve-Out     Policy       Telecom
                              Historical(a) Adjustments   Adjustments(d) Pro Forma
                              ------------- -----------    -----------  ---------
   Operating Revenues           $489,299     $(162,277)(c)   $  (496)  $327,199
                                                   673 (b)
                                --------     ---------       -------   --------
   Operating Expenses:
    Operating, selling,
     general and
     administrative .......      413,617      (124,687)(c)     7,298    296,723
                                                   495 (b)
    Depreciation and
     amortization..........       73,376       (14,541)(c)    (3,869)    54,999
                                                    33 (b)
                                --------     ---------       -------   --------
                                 486,993      (138,700)        3,429    351,722
                                --------     ---------       -------   --------
   Operating income
    (loss).................        2,306       (22,904)       (3,925)   (24,523)
   Equity in income (loss)
    of affiliates..........         (253)          --            --        (253)
   Other income (expense):
    Interest expense.......      (35,983)          (14)(b)        40    (35,957)
    Interest income........          291         5,062 (c)       --       5,353
    Other income
     (expense).............          369           --            --         369
                                --------     ---------       -------   --------
   Income (loss) before
    taxes, extraordinary
    item and cumulative
    effect of changes in
    accounting principle...      (33,270)      (17,856)       (3,885)   (55,011)
    (Provision) benefit for
     income taxes..........        3,946         6,053 (c)     7,025     16,954
                                                   (70)(b)
                                --------     ---------       -------   --------
   Income (loss) before
    extraordinary item and
    cumulative effect of
    changes in accounting
    principle..............     $(29,324)    $ (11,873)      $ 3,140   $(38,057)
                                ========     =========       =======   ========

  (a) This column represents the combined historical results of operations and financial position of Racal Telecommunications Limited, Racal Telecommunications Networks Limited, Racal Internet Services Limited and Racal Telecommunications Inc., which we refer to as "Racal Telecom", in accordance with United Kingdom GAAP translated into United States dollars. With respect to the information included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1999, the Racal Telecom information is as of October 15, 1999. With respect to the information included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998, the Racal Telecom information is for the year ended March 31, 1999. With respect to the information included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1999, the Racal Telecom information is for the 41 weeks ended October 15, 1999.

  (b) During 1999, Racal Network Services BV was acquired by Racal Telecommunications Networks Limited. These adjustments reflect the financial position and results of operations of Racal Network Services BV, as if this transaction had been completed as of the dates or at the beginning of the periods presented.

  (c) In July 1999, the Racal Telecom business was separated into three divisions: Racal Telecom, Racal Translink and Racal Fieldforce. On October 1, 1999, the Racal Translink and Racal Fieldforce businesses were sold to another company within the Racal Electronics plc group. This adjustment eliminates the results of operations of Racal Translink and Racal Fieldforce, reflects the likely effect of the trading among Racal Translink, Racal Fieldforce and Racal Telecom based on contractual obligations among the divisions and adjusts the profit on disposal of these operations. No taxation liabilities were incurred on the disposal as this disposal was to another Racal Electronics plc group company.

  (d) The Racal Telecom combined financial statements are prepared in accordance with United Kingdom GAAP which differ in certain material respects from United States GAAP. The difference that are material are disclosed in the notes to the combined financial statements, incorporated by reference. In addition, an adjustment has been made to treat sales of dark fiber made by Racal Telecom after July 1, 1999 as operating leases, recognizing income over the period of the service provision in accordance with the provision of FASB Interpretation No. 43.

 (4) These adjustments reflect the elimination of Racal Telecom's shareholders' equity accounts, the excess consideration over the net assets acquired (goodwill) and the related amortization expense. The preliminary goodwill has been calculated as follows (in thousands):

   Total purchase price........................................      $1,650,000
   Global Crossing Ltd. transaction costs......................          18,500
                                                                     ----------
   Total consideration.........................................       1,668,500
   Less: Historical Racal Telecom net assets at October 15,
    1999.......................................................         105,643
                                                                     ----------
   Preliminary goodwill........................................      $1,562,857
                                                                     ==========

    Global Crossing Ltd. paid (Pounds)1 billion, approximately $1.65 billion, in connection with the transaction. Global Crossing Ltd. partially financed the acquisition of Racal Telecom through the incurrence of debt in the amount of (Pounds)675 million, approximately $1.1 billion, with an interest rate of approximately 9%. In connection with the issuance of this debt, Racal incurred $29.8 million in financing fees. Global Crossing Ltd. has tentatively considered the carrying value of the acquired assets to approximate fair value, with all excess of those acquisition costs being attributable to goodwill. Global Crossing Ltd. is in the process of fully evaluating the assets to be acquired and, as a result, the purchase price allocation among the tangible and intangible assets acquired, and their related useful lives, may change. Global Crossing Ltd. currently anticipates that goodwill associated with the transaction will be amortized over a 25-year life.

 (5) On November 15, 1999, Global Crossing Ltd. entered into an agreement with Hutchison Whampoa Limited to form a joint venture to be called Hutchison Global Crossing. This joint venture will be owned in equal parts by Global Crossing Ltd. and Hutchison. In exchange for its 50% interest, Hutchison agreed to contribute to the joint venture its existing building-to-building fixed-line telecommunications network in Hong Kong and certain Internet-related assets currently held by Hutchison Telecommunications Limited. In exchange for Global Crossing Ltd.'s 50% interest, Global Crossing Ltd. will contribute to the joint venture international telecommunications capacity rights on its network and know-how related to Internet data centers valued at $350 million and $50 million in cash. In addition, Global Crossing Ltd. will issue to Hutchison $400 million aggregate liquidation preference of its 6 3/8% cumulative convertible preferred stock, series B, convertible into its common stock. The Hutchison Global Crossing joint venture is anticipated to be accounted for as an unconsolidated joint venture under the equity method of accounting.

   Total Consideration
     Cash contributed...................................              $ 50,000
     6 3/8% Cumulative Convertible Preferred Stock,
      Series B..........................................               400,000
     Estimated cost of capacity contributed.............                83,800
     Global Crossing Ltd. transaction costs.............                 5,000
                                                                      --------
   Total consideration..................................               538,800
   Less:Historical net tangible book value of HCL
    Holdings:
     Historical HCL Holdings net liabilities at
     September 30, 1999.................................   $(148,395)
     Cash contributed...................................      50,000
     Cost of capacity contributed.......................      83,800
                                                           ---------
     Adjusted net tangible book value...................     (14,595)
     50% ownership interest.............................       7,297
                                                           ---------
                                                                        (7,298)
                                                                      --------
   Total Goodwill.......................................              $546,098
                                                                      ========

   Global Crossing Ltd. has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of those acquisition costs being attributable to goodwill. Global Crossing Ltd. is in the process of fully evaluating the assets to be acquired and, as a result, the purchase price allocation among the tangible and intangible assets acquired and their useful lives may change. Global Crossing Ltd. currently anticipates that goodwill associated with the merger will be amortized over a 25-year life.

   These adjustments also include the assumed equity in the results of operations of Hutchison Global Crossing for the nine months ended September 30, 1999 and the twelve months ended December 31, 1998.

 (6) This column represents the historical results of operations for the nine months ended September 30, 1999 including the results of Global Marine Systems operations for the three months ended September 30, 1999.

 (7) These columns represent the historical results of operations. With respect to the information included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998, the Global Marine Systems information is for the fiscal year ended March 31, 1999. For the nine months ended September 30, 1999, the results of operations include Global Marine Systems for the six months ended June 30, 1999.

 (8) These adjustments reflect the amortization expense of the excess consideration over the net assets acquired (goodwill). The preliminary goodwill has been estimated to be approximately $622 million. Global Crossing Ltd. has tentatively considered the carrying value of the acquired assets to approximate fair value, with all excess of those acquisition costs being attributable to goodwill. Global Crossing Ltd. is in the process of fully evaluating the assets acquired and, as a result, the purchase price allocation among the tangible and intangible assets acquired and their useful lives may change. Global Crossing Ltd. currently anticipates that goodwill associated with the transaction will be amortized over a 25-year life. Based upon a preliminary valuation, Global Crossing Ltd. estimates that the purchase price allocation among the tangible and intangible assets will result in a composite useful life of approximately 22 years.

 (9) This amount reflects the assumed interest expense, at an 8% interest rate, incurred on the $600 million debt assumed issued as of the earliest date presented in connection with the acquisition of Global Marine Systems.

(10) These adjustments represent the tax benefit resulting from the interest expense assumed in connection with the debt issued for the acquisition of Global Marine Systems.

(11) These adjustments assume Frontier's stock related expenses would not have been incurred had the merger occurred at the earliest date presented.

(12) These adjustments reflect the amortization expense of the excess consideration over the net assets acquired (goodwill). The preliminary goodwill has been estimated to be approximately $7.8 billion.

   Global Crossing Ltd. has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of those acquisition costs being attributable to goodwill. Global Crossing Ltd. is in the process of fully evaluating the assets to be acquired and, as a result, the purchase price allocation among the tangible and intangible assets acquired and their related useful lives may change. Global Crossing Ltd. currently anticipates that goodwill associated with the merger will be amortized over a 25-year life. Based upon a preliminary valuation, Global Crossing Ltd. estimates that the purchase price allocation among the tangible and intangible assets will result in a composite useful life of approximately 20 years.

(13) This adjustment assumes that Frontier's preferred stock dividends would not have been incurred, as Frontier's preferred stock would have been redeemed as of the earliest date presented.

(14) These adjustments represent the redemption of Frontier's 5.00%, second 5.00%, 5.65%, 4.60% and the Ausable 5 1/2% Series redeemable preferred stock before completion of the merger at their respective premiums of the total amount outstanding. The preferred stock was redeemed on July 1, 1999.

(15) To eliminate diluted earnings adjustment due to the combined net loss position.

(16) These adjustments reflect (1) the reversal of historical interest expense incurred on debt replaced by the senior credit facility and the 9 1/8% senior notes due 2006 and the 9 1/2% senior notes due 2009 of Global Crossing Holdings Ltd.; (2) the reversal of the pro forma interest expense, and related tax benefit incurred on the $600 million debt assumed issued in connection with the acquisition of Global Marine Systems; and (3) the assumed interest expense incurred on the 9 1/8% senior notes due 2006 and the 9 1/2% senior notes due 2009 of Global Crossing Holdings Ltd. and the senior credit facility, including the amortization of deferred financing fees, each assumed issued at the earliest date presented.

(17) These adjustments represent the assumed preferred stock dividends incurred relating to the 6 3/8% cumulative convertible preferred stock and 7% cumulative convertible preferred stock assumed issued as of the earliest date presented.

(18) This amount reflects the assumed interest expense, at an 9% interest rate, including the amortization of deferred financing fees incurred on the $1.1 billion debt assumed issued as of the earliest date presented in connection with the acquisition of Racal Telecom.

(19) These adjustments represent the tax benefit resulting from the interest expense assumed in connection with the debt issued for the acquisition of Racal Telecom.

(20) Pro forma per share data are based on the number of Global Crossing common shares that would have been outstanding had the merger occurred at the earliest date presented. Global Crossing Ltd. issued 355,181,000 shares in connection with the Frontier merger.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GLOBAL CROSSING HOLDINGS LTD.



Dated: January 19, 2000          By:       /s/ Robert Klug
                                         -----------------------------------
                                          Name:  Robert Klug
                                          Title: Director and Controller